Exhibit 10.1

LEASE AGREEMENT BETWEEN

NEW JERSEY ECONOMIC DEVELOPMENT AUTHORITY

AND

AIM IMMUNOTECH INC.

TABLE OF CONTENTS

1.	DEFINITIONS	5

2.	USE OF LEASED PREMISES	7

3.	LEASE OF LEASED PREMISES	8

4.	INITIAL TERM and RENEWAL OPTIONS	8

5.	RENT	9

6.	ADDITIONAL RENT	11

7.	REAL ESTATE TAXES	20

8.	CONDITION OF THE LEASED PREMISES	23

9.	ALTERATIONS, ADDITIONS AND IMPROVEMENTS	25

10.	AFFIRMATIVE COVENANTS OF TENANT	27

11.	LANDLORD SERVICES	30

12.	RULES AND REGULATIONS	32

13.	DAMAGE OR DESTRUCTION OF LEASED PREMISES	33

14.	CONDEMNATION	34

15.	LANDLORD WORK	36

16.	EVENT OF DEFAULT	37

Lease Agreement between AIM Immunotech Inc. and the New Jersey Economic Development Authority

17.	LANDLORD’S REMEDIES	38

18.	LANDLORD’S DEFAULT	40

19.	WAIVER	41

20.	INSURANCE	41

21.	ENVIRONMENTAL	46

22.	HOLDING OVER	53

23.	NO CONSEQUENTIAL DAMAGE	53

24.	SIGNAGE	54

25.	FORCE MAJEURE	54

26.	REAL ESTATE BROKERS	54

27.	RIGHT OF ENTRY	56

28.	STATUTORY AUTHORITY	56

29.	LIABILITY OF THE STATE OF NEW JERSEY	56

30.	ACCESS	56

31.	SUBLEASING AND ASSIGNMENT	57

32.	QUIET ENJOYMENT, SUBORDINATION, ESTOPPEL	59

33.	NOTICES	60

34.	PARTIAL INVALIDITY	62

35.	BINDING ON SUCCESSORS	62

36.	GOVERNING LAW	62

37.	DAYS	62

38.	SECURITY DEPOSIT	63

Lease Agreement between AIM Immunotech Inc. and the New Jersey Economic Development Authority

39.	POLITICAL CAMPAIGN CONTRIBUTIONS	63

40.	ELECTRONIC SIGNATURES	66

41.	ENTIRE AGREEMENT	66

EXHIBIT A-1:	NEW JERSEY BIOSCIENCE CENTER

EXHIBIT A-2:	LEASED PREMISES

EXHIBIT B:	NET RENT

EXHIBIT C:	FAIR MARKET RENT

EXHIBIT D:	PILOT AGREEMENT

EXHIBIT E:	RULES AND REGULATIONS

EXHIBIT F:

EXHIBIT F-1:

EXHIBIT G:

EXHIBIT H:	SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT

Lease Agreement between AIM Immunotech Inc. and the New Jersey Economic Development Authority

Index of Defined Terms

ACCELERATED RENT	38
ADDITIONAL RENT	11
BASE BUILDING WORK	16
BUILDING	5
COMMENCEMENT DATE	8
DEFAULT RENT	38
EFFECTIVE DATE	5
ENVIRONMENTAL DEFAULT	49
ENVIRONMENTAL LAWS	46
EVENT OF DEFAULT	37
EXTENDED TERM	8
FORCE MAJEURE	54
HAZARDOUS SUBSTANCES	50
INITIAL TERM	8
INTERIM PERIOD	9
ISRA	51
LANDLORD	5
LANDLORD WORK	36
LANDLORD’S BROKER	54
LEASE	5
LEASED PREMISES	6
NET RENT	9
NET RENT COMMENCEMENT DATE	9
NJDEP	51
NON-TENANT CONTAMINATION	46
OPERATING EXPENSE STATEMENT	18
OPERATING EXPENSES	11
OPERATING YEAR	18
OVERPAYMENT	19
PILOT	21
PILOT AGREEMENT	20
PROPERTY	5
PROPERTY COMMON AREA	6
REAL ESTATE TAXES	20
RSF	5
RULES	32
SECURITY DEPOSIT	63
TAX OVERPAYMENT	22
TAX SHARE	21
TAX STATEMENT	22
TAX UNDERPAYMENT	22
TAX YEAR	21
TEMPORARY CONDEMNATION	36
TENANT	5
TENANT AFFILIATE	59
TENANT PARTIES	48
TENANT SUITE	5
TENANT’S BROKER	54
TENANT’S BUILDING SHARE	7
TENANT’S PROPERTY SHARE	6
TERM	8
TERMINATION DATE	8
TOWNSHIP	20
UNDERPAYMENT	19

Lease Agreement between AIM Immunotech Inc. and the New Jersey Economic Development Authority

LEASE AGREEMENT

This LEASE AGREEMENT (“LEASE”) made as of the 16th day of June, 2022 (the “EFFECTIVE DATE”), by and between THE NEW JERSEY ECONOMIC DEVELOPMENT AUTHORITY, an instrumentality of the State of New Jersey (“LANDLORD”), and AIM IMMUNOTECH INC., a Delaware corporation (“TENANT”).

1. DEFINITIONS

“PROPERTY” means the land, buildings and improvements (including without limitation the BUILDING and other buildings) comprising the 50-acre science and technology park known as the New Jersey Bioscience Center, North Brunswick, New Jersey, Lot 28.01, Block 194 as approximately shown on EXHIBIT A-1.

“BUILDING” means the building and improvements known as 671 South U.S. Route 1 and situated and located at the PROPERTY consisting of a two-story building of approximately Eighty-Five Thousand Two Hundred and Thirty-One (85,231) rentable square feet (“RSF”) and related parking and site improvements.

As shown on EXHIBIT A-2, the BUILDING includes a “TENANT SUITE” of approximately Twelve Thousand, Three Hundred Forty-Five (12,345) RSF) consisting of two separate laboratory suites including the LEASED PREMISES as hereinafter defined, and common areas including a lobby area, restrooms, mechanical/electrical rooms and a loading area that is allocated for use solely by the two tenants of the TENANT SUITE.

Lease Agreement between AIM Immunotech Inc. and the New Jersey Economic Development Authority

“LEASED PREMISES” means that portion on the first floor of the BUILDING as delineated on the floor plans constituting EXHIBIT A-2 attached hereto and made a part hereof, bounded by the interior sides of the centers of all demising walls other than exterior BUILDING walls and the exterior sides of all exterior BUILDING walls. For purposes of this LEASE, the LEASED PREMISES consist of approximately Five Thousand, Two Hundred Ten (5,210) rentable square feet.

“TENANT’S PROPERTY SHARE” means the percentage of the RSF of the LEASED PREMISES divided by the total RSF of the PROPERTY, rounded to the nearest hundredth percent, and then applying that percentage to the OPERATING EXPENSES (as hereinafter defined in Section 6.3 and Section 6.4) attributable to the PROPERTY. As of the EFFECTIVE DATE, the RSF of the LEASED PREMISES comprises approximately one and seventy-three hundredths percent (1.73%) of the total RSF of the PROPERTY which is calculated as follows: 5,210 RSF divided by 301,377 RSF. The calculation of TENANT’S PROPERTY SHARE only shall exclude OPERATING EXPENSES specifically relating to the BUILDING or any other building located on the PROPERTY.

TENANT’S PROPERTY SHARE may be revised based on decreases or increases to the PROPERTY RSF during the TERM of the LEASE. Any TENANT PROPERTY SHARE change will become effective the January 1st after any addition or deletion to the PROPERTY RSF.

“PROPERTY COMMON AREA” means the common areas of the PROPERTY, consisting of those areas intended for the non-exclusive use for all tenants of the PROPERTY and their agents, employees, invitees and licensees in common with LANDLORD and other parties including, but not limited to, the sidewalks, walkways, driveways, landscaped areas and parking lots being referred to.

Lease Agreement between AIM Immunotech Inc. and the New Jersey Economic Development Authority

“TENANT’S BUILDING SHARE” means LEASED PREMISES RSF divided by the BUILDING RSF, rounded to the nearest hundredth percent and then applying that percentage to the OPERATING EXPENSES (as hereinafter defined in Section 6.3 and Section 6.4) attributable to the BUILDING. As of the EFFECTIVE DATE, the LEASED PREMISES comprise approximately six and eleven hundredths percent (6.11%) of RSF of the BUILDING, which is calculated as follows: 5,210 RSF divided by 85,231 RSF.

“TENANT’S SUITE SHARE” means LEASED PREMISES RSF divided by the TENANT SUITE RSF, rounded to the nearest hundredth percent and then applying that percentage to the OPERATING EXPENSES (as hereinafter defined in Section 6.3 and Section 6.4) attributable exclusively to TENANT SUITE. As of the EFFECTIVE DATE, the LEASED PREMISES comprise approximately forty-two and twenty hundredths percent (42.20%) of the RSF of the TENANT SUITE which is calculated as follows: 5,210 RSF divided by 12,345 RSF. The calculation of TENANT’S SUITE SHARE shall exclude OPERATING EXPENSES attributable solely to that portion of the TENANT SUITE which is not within the LEASED PREMISES.

2. USE OF LEASED PREMISES

TENANT shall not use or occupy, or permit or suffer to be used or occupied the LEASED PREMISES or any part thereof, other than as a scientific facility including, but not limited to, light manufacturing and assembly, office space, scientific laboratories (dry and/or wet), computer equipment and all uses incidental thereto that are consistent with applicable municipal zoning ordinances, as same may be amended from time to time. TENANT agrees to use the LEASED PREMISES in a manner consistent with a research/technology/bioscience center.

Lease Agreement between AIM Immunotech Inc. and the New Jersey Economic Development Authority

3. LEASE OF LEASED PREMISES

LANDLORD hereby leases to the TENANT and TENANT hereby leases from the LANDLORD, upon and subject to the terms and provisions of this LEASE, the LEASED PREMISES, together with all rights and benefits appurtenant to the LEASED PREMISES.

4. INITIAL TERM and RENEWAL OPTIONS

4.1.1 The term of this LEASE shall be for the period beginning on July 1, 2022 (the “COMMENCEMENT DATE”) and ending at midnight on August 31, 2027 (the “TERMINATION DATE”) (the “INITIAL TERM”). Provided that there is then no Event of Default by TENANT, beyond any applicable notice and cure periods under the terms of this LEASE, TENANT shall have the option to extend the term of this LEASE for one (1) additional five (5) year period by giving written notice to LANDLORD of TENANT’s intent to extend this LEASE for the renewal period exercised by the TENANT (the “EXTENDED TERM”) not later than nine (9) months before the end of the INITIAL TERM. The INITIAL TERM and any applicable EXTENDED TERM are collectively referred to as the “TERM”. If the TERM is extended for the EXTENDED TERM, “TERMINATION DATE” shall mean the last day of the last EXTENDED TERM.

4.1.2 In the event the TENANT first occupies the LEASED PREMISES for less than a full month, then for that partial month TENANT shall pay the LANDLORD on a per diem basis equal to 1/365 of the NET RENT, OPERATING EXPENSES, REAL ESTATE TAXES or PILOT charges. In such event the COMMENCEMENT DATE for the INITIAL TERM shall begin on the first day of the month following the partial month.

Lease Agreement between AIM Immunotech Inc. and the New Jersey Economic Development Authority

4.2 Beginning on the EFFECTIVE DATE through and including June 30, 2022 (the “INTERIM PERIOD”) (and without triggering the commencement of NET RENT OR ADDITIONAL RENT except as stated below), TENANT shall be permitted to enter the LEASED PREMISES at no cost to TENANT for installation of TENANT’s furniture, telephone, laboratory equipment and data systems only. Only in the event TENANT performs any business other than data systems, laboratory equipment or furniture installation during the INTERIM PERIOD, TENANT shall be responsible to pay all ADDITIONAL RENT charges (as hereinafter defined in Section 6 hereof) for the INTERIM PERIOD. During the INTERIM PERIOD, TENANT shall pay electric and gas utility usage for the LEASED PREMISES as described in Section 6.3(n) hereof. TENANT shall deliver to LANDLORD proof of insurance coverage required to be obtained and maintained by TENANT as set forth in Section 20 hereof as a condition precedent to TENANT’s first entry into the LEASED PREMISES occurring in the INTERIM PERIOD.

4.3 Subject to LANDLORD’s prior consent, not to be unreasonably withheld, TENANT is responsible for utilizing existing or bringing other telephone/internet/wireless services to the LEASED PREMISES and for any setup of telephone/internet/wireless service needed to or within the LEASED PREMISES. TENANT will arrange for and pay for its telephone/internet/wireless service directly to the telephone/internet/wireless company.

5. RENT

5.1. The “NET RENT” (as hereinafter defined) shall commence to accrue and be payable from September 1, 2022 “NET RENT COMMENCEMENT DATE”.

5.2. TENANT covenants and agrees to pay to LANDLORD NET RENT for LEASED PREMISES as set forth in EXHIBIT B attached hereto and made a part hereof.

Lease Agreement between AIM Immunotech Inc. and the New Jersey Economic Development Authority

5.3 Except for express provisions stated in this LEASE to the contrary, it is the purpose and intent of LANDLORD and TENANT that the NET RENT shall be absolutely net to LANDLORD, so that this LEASE shall yield net to LANDLORD the NET RENT specified in Sections 5.2 and 5.7 hereof in each year during the TERM of this LEASE and that all costs, expenses and obligations, of every kind and nature whatsoever, relating to the LEASED PREMISES that may arise or become due during the TERM of this LEASE shall be paid by TENANT except as otherwise expressly set forth herein.

5.4 The NET RENT shall be paid to LANDLORD without notice or demand and without abatement, deduction or set-off, except as otherwise expressly set forth herein in current funds in US Dollars at an address or in a manner specified by LANDLORD.

5.5 If the NET RENT COMMENCEMENT DATE begins on a day other than the first of the month, the NET RENT for that partial month shall be prorated based upon the total number of days in the full calendar month.

5.6 For each month that any installment of NET RENT or ADDITIONAL RENT, PILOT or TENANT’s TAX SHARE payable by TENANT is not paid within ten (10) days after the date due, TENANT will pay to LANDLORD as ADDITIONAL RENT a late charge equal to five percent (5%) of the total amount of past due NET RENT, ADDITIONAL RENT and/or TENANT’s TAX SHARE or PILOT.

Lease Agreement between AIM Immunotech Inc. and the New Jersey Economic Development Authority

5.7 During the EXTENDED TERM, if any, TENANT covenants and agrees to pay to LANDLORD a NET RENT equal to ninety-five (95%) per cent of the then current Fair Market Rent (as defined in EXHIBIT C attached hereto and made a part hereof) but no less than the NET RENT payable for the last year of the INITIAL TERM. Upon TENANT giving LANDLORD the nine (9) months’ notice of election to extend the INITIAL TERM, referred to in Section 4 hereof, LANDLORD AND TENANT shall negotiate in good faith to establish a mutually agreed upon NET RENT for the EXTENDED TERM as set forth in EXHIBIT C. If after sixty (60) days of negotiations, LANDLORD and TENANT cannot agree upon the NET RENT for the EXTENDED TERM, Fair Market Rent shall be established pursuant to EXHIBIT C. During the EXTENDED TERM, NET RENT shall increase by three percent (3%) on the first day of each annual anniversary of the EXTENDED TERM.

6. ADDITIONAL RENT

6.1 The “ADDITIONAL RENT” (as hereinafter defined) shall commence to accrue and be payable from the COMMENCEMENT DATE.

6.2 The ADDITIONAL RENT shall consist of: (i) TENANT’S PROPERTY SHARE, (ii) TENANT’S BUILDING SHARE, (iii) TENANT’S SUITE SHARE, (iv) 100% of OPERATING EXPENSES attributable solely to the LEASED PREMISES; and (v) 100% of all other ADDITIONAL RENT expressly set forth elsewhere in this LEASE.

6.3 OPERATING EXPENSES means operating expenses that are reasonable, actual and necessary, out-of-pocket (using normal accrual method of accounting), obtained at competitive prices and that are directly attributable to the operation, maintenance, management, and repair of the LEASED PREMISES, the BUILDING, the TENANT SUITE, and PROPERTY COMMON AREA, as determined under generally accepted accounting principles consistently applied, including:

(a) salaries, and other compensation (including payroll taxes, vacation, holiday, and other paid absence); and welfare, retirement, and other fringe benefits that are paid to employees, independent contractors, or agents of LANDLORD engaged in the operation, repair, management, or maintenance of the LEASED PREMISES, the BUILDING, the TENANT SUITE and the PROPERTY COMMON AREA, including the following: (i) janitorial services personnel; (ii) security personnel and caretakers; and (iii) not more than one on-premises full-time manager and one superintendent, and excluding executive personnel;

Lease Agreement between AIM Immunotech Inc. and the New Jersey Economic Development Authority

(b) repairs and maintenance of the LEASED PREMISES and the BUILDING (excluding the repainting of the LEASED PREMISES) hereinafter defined in Section 8.5 hereof; repairs and maintenance of the PROPERTY COMMON AREA and the TENANT SUITE, the cost of supplies, tools, materials, and equipment required to complete the work described under this Section 6.3 (b) To the extent that costs associated with this Section 6.3 (b) are capital in nature, the amount included in the OPERATING EXPENSES will be limited to the annual amortization over its useful life with a reasonable salvage value on a straight-line basis of the costs.

(c) premiums and other charges incurred by LANDLORD for insurance on any portion of the PROPERTY and for employees specified in Section 6.3(a) hereof including:

1)	fire insurance, extended coverage insurance, and earthquake, windstorm, hail, and explosion insurance;
2)	public liability and property damage insurance;
3)	workers’ compensation insurance;
4)	boiler and machinery insurance; sprinkler leakage, water damage, water damage legal liability insurance; burglary, fidelity, and pilferage insurance on equipment and materials;
5)	health, accident, and group life insurance;
6)	Pollution legal liability insurance;
7)	insurance LANDLORD is required to carry under Sections 20.2(a)-(d) hereof; and
8)	other insurance as is customarily carried by operators of comparable first-class science and technology parks in New Jersey;

Lease Agreement between AIM Immunotech Inc. and the New Jersey Economic Development Authority

(d) costs incurred for inspection and servicing, including all outside maintenance contracts necessary or proper for the maintenance of the LEASED PREMISES, the BUILDING, the TENANT SUITE and the PROPERTY COMMON AREA, such as snow and ice removal, rubbish removal, landscaping, lawn maintenance, and security, and the cost of materials, tools, supplies, and equipment used for inspection and servicing;

(e) payroll taxes, federal taxes, state and local unemployment taxes, and social security taxes paid for the employees specified in Section 6.3(a) hereof;

(f) sales, use, and excise taxes on goods and services purchased for the LEASED PREMISES, the BUILDING, the TENANT SUITE and the PROPERTY COMMON AREA;

(g) license, permit, and inspection fees for the LEASED PREMISES, the BUILDING, the TENANT SUITE and the PROPERTY COMMON AREA;

(h) auditor’s fees for public accounting for the LEASED PREMISES, BUILDING, and the PROPERTY COMMON AREA

(i) legal fees, costs, and disbursements but excluding those:

1)	relating to disputes with tenants in the PROPERTY,
2)	relating to negotiations of leases with other tenants for space in the PROPERTY,

Lease Agreement between AIM Immunotech Inc. and the New Jersey Economic Development Authority

3)	based upon the LANDLORD’S negligence or LANDLORD’S willful misconduct,
4)	relating to enforcing any leases except for enforcing lease provisions for the benefit of the tenants of the PROPERTY, or
5)	relating to the defense of the LANDLORD’s title to, or interest in, the PROPERTY;

(j) management fees to a person or entity other than the LANDLORD subject to the adjustment under Section 6.4(g) hereof;

(k) the annual amortization over its useful life with a reasonable salvage value on a straight-line basis of the costs of any capital improvements made to the LEASED PREMISES, the BUILDING, TENANT SUITE and the PROPERTY COMMON AREA and required by any changes in applicable laws, rules, or regulations of any governmental authorities enacted after the date of full execution of the LEASE;

(l) the annual amortization over its useful life with a reasonable salvage value on a straight-line basis of the costs of any equipment or capital improvements made after the date of full execution of the LEASE, as a labor-saving measure or to accomplish other savings in operating, repairing, managing, or maintaining the LEASED PREMISES and the BUILDING, but only to the extent of the savings;

Lease Agreement between AIM Immunotech Inc. and the New Jersey Economic Development Authority

(m) any costs for substituting work, labor, materials, or services in place of any of the above items, or for any additional work, labor, materials, services, or improvements to comply with any governmental laws, rules, regulations, or other requirements applicable to the LEASED PREMISES, the BUILDING, TENANT SUITE and the PROPERTY COMMON AREA enacted after the date of full execution of the LEASE, that, at the time of substitution or addition, are considered OPERATING EXPENSES under generally accepted accounting principles consistently applied. To the extent that costs associated with this Section 6.3 (m) are capital in nature, the amount included in the OPERATING EXPENSES will be limited to the annual amortization over its useful life with a reasonable salvage value on a straight-line basis of the costs;

(n) utility service charges for electric, gas, sewer, water and other utility services provided to the LEASED PREMISES, the BUILDING, TENANT SUITE and the PROPERTY COMMON AREA. Utility service charges shall be billed by LANDLORD to TENANT at the actual costs and rates paid by LANDLORD. In addition, TENANT shall pay electric and gas utility usage for the LEASED PREMISES commencing from the beginning of the INTERIM PERIOD which LANDLORD shall bill monthly (using LANDLORD’S sub-meter for electric), one month in arrears, (currently anticipated to be the month of August 2022) at the current applicable rates, fees, charges, and taxes applicable to the electric and gas usage; and

(o) other costs reasonably necessary to operate, repair, manage, and maintain the LEASED PREMISES, the BUILDING, TENANT SUITE and the PROPERTY COMMON AREA in a first-class manner and condition.

6.4 Notwithstanding Section 6.3 hereof, OPERATING EXPENSES exclude:

(a) REAL ESTATE TAXES as defined in Section 7.1 hereof;

(b) leasing commissions, costs, disbursements, and other expenses incurred for leasing, renovating, or improving space for tenants;

(c) costs (including permit, license, and inspection fees) incurred in renovating, improving, decorating, painting, or redecorating vacant space or space for tenants;

Lease Agreement between AIM Immunotech Inc. and the New Jersey Economic Development Authority

(d) costs incurred by LANDLORD for alterations to the LEASED PREMISES, the BUILDING, TENANT SUITE or the PROPERTY COMMON AREA that are considered capital improvements and replacements under generally accepted accounting principles consistently applied, except that the annual amortization of these costs shall be included to the extent expressly permitted in Sections 6.3 (b), (k), (l) and (m) hereof;

(e) costs or amortization of costs of a capital nature which arise in connection with the future development of the PROPERTY or which arise from the LANDLORD’s obligation to repair, replace or maintain the BASE BUILDING WORK, including capital improvements, capital equipment, capital repairs, and capital tools, as determined under generally accepted accounting principles consistently applied, except that the annual amortization of these costs shall be included to the extent expressly permitted in Sections 6.3 (b), (k), (l) and (m) hereof;

(f) costs incurred because the LANDLORD or another tenant violated the terms of any lease;

(g) overhead and profit paid to subsidiaries or affiliates of LANDLORD for management or other services on or to the LEASED PREMISES, the BUILDING, TENANT SUITE or the PROPERTY COMMON AREA or for supplies or other materials, to the extent that the costs of the services, supplies, or materials exceed the competitive costs of the services, supplies, or materials were they not provided by a subsidiary or affiliate;

Lease Agreement between AIM Immunotech Inc. and the New Jersey Economic Development Authority

(h) interest, amortization, or penalties on any mortgages, deeds of trust, or other debt for borrowed money; and rents, penalties or other charges on any ground leases or other underlying leases;

(i) compensation paid to clerks, attendants, or other persons in commercial concessions operated by LANDLORD;

(j) items and services for which TENANT reimburses LANDLORD or pays to third parties or that LANDLORD provides selectively to one or more tenants of the PROPERTY other than TENANT;

(k) advertising and promotional expenditures or charitable and political contributions;

(l) repairs or other work needed because of fire, windstorm, flooding, or other casualty or cause insured against by LANDLORD or to the extent LANDLORD’s insurance required under Section 20.2 hereof would have provided insurance, whichever is the greater coverage, excepting, however, costs incurred as a result of that deductible set forth in Section 20.2(c) hereof;

(m) non-recurring costs incurred to remedy defects (latent or otherwise) in BASE BUILDING WORK (as hereinafter defined);

(n) any costs, fines or penalties incurred because LANDLORD violated any governmental rule or authority;

(o) costs incurred to test, survey, cleanup, dispose of, contain, abate, remove, or otherwise remedy hazardous materials, substances or wastes or asbestos-containing materials from the PROPERTY and all related costs for which LANDLORD is responsible pursuant to Section 21 hereof;

Lease Agreement between AIM Immunotech Inc. and the New Jersey Economic Development Authority

(p) any expenses which LANDLORD is reimbursed by a party other than TENANT;

(q) other expenses that under generally accepted accounting principles consistently applied would not be considered normal maintenance, repair, management, or operation expenses.

6.5 The ADDITIONAL RENT shall be paid as follows:

(a) Prior to the COMMENCEMENT DATE, LANDLORD has provided TENANT with LANDLORD’s estimate of OPERATING EXPENSES for the last OPERATING YEAR (as hereinafter defined), which estimate, LANDLORD represents, is reasonable and based upon generally accepted accounting principles consistently applied, and which includes reasonably detailed documentation to support such estimate. “OPERATING YEAR” shall mean the twelve (12) month period for which LANDLORD has prepared such an estimate, which period includes the COMMENCEMENT DATE. TENANT shall pay to LANDLORD one-twelfth (1/12TH) of the ADDITIONAL RENT monthly in accordance with Section 5 hereof.

(b) Within a reasonable time after the end of each OPERATING YEAR, LANDLORD shall provide TENANT an itemized statement (the “OPERATING EXPENSE STATEMENT”) showing in reasonable detail the OPERATING EXPENSES for the immediately preceding OPERATING YEAR broken down in reasonable detail by component expenses and the amount paid by TENANT during the OPERATING YEAR towards the OPERATING EXPENSES.

Lease Agreement between AIM Immunotech Inc. and the New Jersey Economic Development Authority

(c) If the OPERATING EXPENSE STATEMENT shows that the actual amount TENANT owes for the subject OPERATING YEAR is less than the amount TENANT has paid as ADDITIONAL RENT (the “OVERPAYMENT”), LANDLORD shall return to TENANT the difference. If the OPERATING EXPENSE STATEMENT shows that the actual amount TENANT owes for the subject OPERATING YEAR is more than the amount TENANT has paid as ADDITIONAL RENT (the “UNDERPAYMENT”), TENANT shall pay to LANDLORD the difference together with payment due for the RENT, ADDITIONAL RENT, PILOT OR REAL ESTATE TAXES due for the next month. LANDLORD shall use good faith efforts to issue the OPERATING EXPENSE STATEMENT as soon as reasonably practical after each OPERATING YEAR ends.

(d) During any OPERATING YEAR that is less than a complete calendar year, TENANT’s obligation for ADDITIONAL RENT for that OPERATING YEAR shall be prorated by multiplying the ADDITIONAL RENT for the OPERATING YEAR by a fraction expressed as a percentage, the numerator of which is the number of days of the partial calendar year included in the INITIAL TERM or EXTENDED TERM, as appropriate, and the denominator of which is 365.

(e) TENANT, and its agents, and employees shall have the right one time per year ninety (90) days after receiving the OPERATING EXPENSE STATEMENT and any PILOT rate reset bill to audit LANDLORD’S books and records concerning the OPERATING EXPENSE STATEMENT, and such PILOT rate reset bill and raise any disputes regarding its accuracy at TENANT’S sole cost and expense. TENANT and/or its financial agent shall have access to LANDLORD’S books and records concerning such OPERATING EXPENSE STATEMENT and PILOT rate reset bill at the LANDLORD’S offices with five (5) days written notice to LANDLORD. Books and records shall be kept in accord with generally accepted accounting principles consistently applied. If TENANT disputes the accuracy of the OPERATING EXPENSE STATEMENT or such PILOT rate reset bill, TENANT shall still pay the amount shown owing pending resolution of such dispute. Upon resolution of such dispute, TENANT, through written direction to LANDLORD, may recover that part of the ADDITIONAL RENT or PILOT relative to any overpayment by TENANT through a refund by LANDLORD or a credit to next due and owing payment of rent; If TENANT does not raise any objections within the 90-day period, then TENANT accepts as final the amount shown owing on the OPERATING EXPENSE STATEMENT or PILOT rate reset bill (as appropriate).

Lease Agreement between AIM Immunotech Inc. and the New Jersey Economic Development Authority

7. REAL ESTATE TAXES

7.1 As used in this Section 7, the following terms shall be defined as hereinafter provided:

(a) “REAL ESTATE TAXES” shall mean all taxes, liens, charges, imposts and assessments of every kind and nature, ordinary or extraordinary, foreseen or unforeseen, general or specific, levied, assessed or imposed by any Governmental authority with respect to the PROPERTY excluding all corporate franchise, income, gains, transfer, exercise, succession, gift, and/or profit tax payable by LANDLORD and excluding payments due to the Township of North Brunswick (the “TOWNSHIP”) pursuant to an Agreement dated June 3, 1996 (and as currently amended every five (5) years for payment in lieu of taxes (the “PILOT AGREEMENT”) between LANDLORD and the TOWNSHIP which is covered by the provisions of Section 7.1(c) hereof and excluding:

(1) federal, state, or local income taxes,

(2) franchise, gift, transfer, excise capital stock, estate, succession, or inheritance taxes, and

(3) fines, penalties or interest for late payment of REAL ESTATE TAXES.

Lease Agreement between AIM Immunotech Inc. and the New Jersey Economic Development Authority

(b) “TAX YEAR” shall mean each calendar year, or such other period of twelve (12) months as now or hereafter may be duly adopted as the fiscal year for real estate tax purposes of the Governmental unit in which the PROPERTY is located, occurring during the TERM of this LEASE.

(c) During the TERM hereof, TENANT shall pay a Payment in Lieu of Taxes (“PILOT”) to LANDLORD (who shall thereafter forward said payment to the TOWNSHIP) for the LEASED PREMISES in accordance with the terms of the PILOT AGREEMENT referenced in Section 7.1(a) hereof. TENANT acknowledges the TOWNSHIP is a third-party beneficiary of the obligations of TENANT hereunder, and the TOWNSHIP may pursue a breach of contract action against TENANT in accordance with the terms hereof. Likewise, the LANDLORD acknowledges that the TENANT is a third-party beneficiary of the rights of LANDLORD under the PILOT AGREEMENT. In the event that the PILOT AGREEMENT is no longer valid or enforceable, TENANT shall commence paying TENANT’S TAX SHARE of REAL ESTATE TAXES as otherwise provided for in this Section 7. TENANT acknowledges that LANDLORD has provided TENANT with a copy of the PILOT Agreement between LANDLORD and TOWNSHIP attached hereto as EXHIBIT D.

(d) “TAX SHARE” shall mean that percentage derived by dividing the LEASED PREMISES RSF of approximately 5,210 RSF by the total RSF of the floor areas of all buildings built at the PROPERTY at the beginning of the applicable TAX YEAR, which LANDLORD represents as of the EFFECTIVE DATE is approximately 301,377 RSF so that the Tax Share is equal to approximately 1.73% rounded to nearest hundredth percent. TENANT’S TAX SHARE may change depending upon the applicable PROPERTY RSF during the TERM of the LEASE.

Lease Agreement between AIM Immunotech Inc. and the New Jersey Economic Development Authority

7.2.(a) In the event of the invalidity of the PILOT AGREEMENT as described in Section 7.1(c) hereof, TENANT shall pay to LANDLORD an amount equal to TENANT’S TAX SHARE of REAL ESTATE TAXES with respect to each TAX YEAR during the remaining TERM of this LEASE. If less than a full twelve (12) month period of a TAX YEAR is included within the TERM of this LEASE, TENANT’s TAX SHARE shall be prorated for such partial TAX YEAR. TENANT’s TAX SHARE, or PILOT as the case may be, for each TAX YEAR shall be paid as follows:

7.2.(b) TENANT shall pay one twelfth (1/12) of the TENANT’S TAX SHARE of the REAL ESTATE TAXES or PILOT, rounded to the nearest one cent, as applicable, for the immediately preceding TAX YEAR, monthly at the same time as NET RENT, as an estimate and on account of the TENANT’S TAX SHARE of REAL ESTATE TAXES, or PILOT as the case may be, for the current TAX YEAR, which payments shall be subject to at any time, upon receipt by TENANT of a written notice from LANDLORD pursuant to Section 7.3 increasing the amount of monthly estimated payments.

7.3 Promptly after receipt of a REAL ESTATE TAX bill or a PILOT rate reset bill pursuant to the PILOT AGREEMENT, LANDLORD shall furnish TENANT a tax statement (the “TAX STATEMENT”), along with applicable supporting documentation received from the Township, showing the amount of REAL ESTATE TAXES or PILOT for the applicable TAX YEAR. If the TAX STATEMENT shows that the actual amount TENANT owes for TENANT’s TAX SHARE of REAL ESTATE TAXES or PILOT is less than the amount TENANT has paid therefor, LANDLORD shall return to TENANT the difference (the “TAX OVERPAYMENT”). If the TAX STATEMENT shows that the actual amount TENANT owes for TENANT’s TAX SHARE of REAL ESTATE TAXES or PILOT is more than the amount TENANT has paid therefor, TENANT shall pay to LANDLORD the difference (the “TAX UNDERPAYMENT”). The TAX OVERPAYMENT or TAX UNDERPAYMENT shall be paid within thirty (30) days of receipt by TENANT of the TAX STATEMENT. LANDLORD shall use good faith efforts to issue the TAX STATEMENT as soon as reasonably practical after each TAX YEAR ends.

Lease Agreement between AIM Immunotech Inc. and the New Jersey Economic Development Authority

8. CONDITION OF THE LEASED PREMISES

8.1 Except as otherwise set forth herein, from and after the COMMENCEMENT DATE, LANDLORD shall be under no duty or obligation to make any repairs or alterations to the LEASED PREMISES.

8.2 LANDLORD shall deliver the LEASED PREMISES in clean condition, free of debris, with all mechanical, electrical, plumbing, life-safety, and air-conditioning equipment in good working order.

8.3 LANDLORD represents and warrants that as of the COMMENCEMENT DATE:

(a) the BUILDING is structurally sound and weather tight;

(b) the BUILDING, the LEASED PREMISES (including LANDLORD WORK but excluding any TENANT IMPROVEMENTS), the TENANT SUITE and the PROPERTY COMMON AREA are in good working order and are in compliance with all applicable building codes, rules and regulations, laws and ordinances including, but not limited to, the Americans with Disability Act.

Lease Agreement between AIM Immunotech Inc. and the New Jersey Economic Development Authority

8.4 LANDLORD covenants, at no cost or expense to the TENANT, to complete all necessary repairs or replacements required to cause the BUILDING to comply with Sections 8.3(a) and (b) above as of the EFFECTIVE DATE, within sixty (60) days from written notice from TENANT; provided, however, that if such repair or replacement cannot reasonably be completed within said sixty (60) days, LANDLORD shall not be in breach of this covenant if LANDLORD has commenced such repair or replacement within said sixty (60) day period and thereafter diligently prosecutes such repair or replacement to completion.

8.5 LANDLORD covenants during the TERM, at no cost or expense to the TENANT, to promptly make or cause to be made all necessary repairs to the BASE BUILDING WORK. BASE BUILDING WORK is defined as footings, foundations, concrete slab, structural steel, exterior walls, and roof deck of the BUILDING.

8.6 Parking spaces located in front of or behind the BUILDING are available on a non-exclusive basis free of charge for use by TENANT and TENANT PARTIES as hereinafter defined and that said parking area is completed in compliance with all applicable laws. A minimum of 2.0 spaces per 1,000 square feet of space within the LEASED PREMISES shall be available for TENANT’s unreserved parking use.

Lease Agreement between AIM Immunotech Inc. and the New Jersey Economic Development Authority

9. ALTERATIONS, ADDITIONS AND IMPROVEMENTS

9.1 “TENANT IMPROVEMENTS” are defined as any modifications, alterations, and/or improvements, excluding routine painting, carpeting, and/or flooring, to the interior of the LEASED PREMISES or the BUILDING. TENANT shall not make or cause to be made any TENANT IMPROVEMENTS nor any TENANT IMPROVEMENTS not agreed to herein without the prior written consent of LANDLORD, which consent LANDLORD is under no obligation to grant. TENANT shall bear any and all cost and expense of making TENANT IMPROVEMENTS including without limitation obtaining all required approvals, permits, and certificates from the governmental authorities having jurisdiction of the BUILDING. TENANT IMPROVEMENTS are not intended to include personal property, moveable equipment, and trade fixtures not mounted to the LEASED PREMISES. Any request for LANDLORD’S consent for installation of TENANT IMPROVEMENTS shall specify which TENANT IMPROVEMENTS will be removed by TENANT at the end of the TERM and which TENANT IMPROVEMENTS are to remain at the LEASED PREMISES after the end of the TERM. Notwithstanding the foregoing, any approved TENANT IMPROVEMENTS, including but not limited to the installation of security equipment, that connect to the BUILDING or PROPERTY building management system are to remain at the LEASED PREMISES after the expiration of the TERM. Removal by TENANT of alterations and improvements installed or located in the LEASED PREMISES shall be in accordance with the terms and conditions set forth in Section 10.5 hereof.

9.2 During the TERM of the LEASE, TENANT IMPROVEMENTS, if any, shall be undertaken by TENANT at TENANT’s expense in a good and workmanlike manner using a contractor approved in advance in writing by LANDLORD, which approval shall not be unreasonably withheld. TENANT IMPROVEMENTS shall be constructed in accordance with all laws, codes and regulations and in accordance with the plans, drawings and specifications approved by LANDLORD in accordance with Section 9.1 hereof.

Lease Agreement between AIM Immunotech Inc. and the New Jersey Economic Development Authority

9.3 TENANT shall prosecute the construction of TENANT IMPROVEMENTS to completion with diligence. Absent the prior written approval of LANDLORD, TENANT shall not have any right to remove TENANT IMPROVEMENTS once they have been installed and/or constructed except in accordance with Section 9.1 hereof.

9.4 TENANT shall deliver to LANDLORD satisfactory proof that worker’s compensation insurance has been procured to cover all persons employed in connection with the construction of TENANT IMPROVEMENTS, and that all other insurance reasonably required by LANDLORD is in effect, including builders’ risk.

9.5 All work relating to TENANT IMPROVEMENTS shall be subject to the requirements of: (i) the Prevailing Wage Act (N.J.S.A. 34:11-56.25 et seq.), (ii) the Public Works Contractor Registration Act (N.J.S.A. 34:11-56.48 et seq.), and (iii) the affirmative action requirements of LANDLORD.

9.6 TENANT shall cause TENANT IMPROVEMENTS to be constructed free of any mechanic’s lien, claim or charge.

(a) TENANT shall, within twenty (20) days after receiving written notice of any such mechanic’s lien for material or work claimed to have been furnished to the LEASED PREMISES on TENANT’s behalf and at TENANT’s request, discharge the lien, or post a bond equal to the amount of the disputed claim with companies reasonably satisfactory to LANDLORD. If TENANT posts a bond, it shall contest the validity of the lien. TENANT shall indemnify, defend, and hold LANDLORD harmless from losses incurred from these liens.

Lease Agreement between AIM Immunotech Inc. and the New Jersey Economic Development Authority

(b) If TENANT does not discharge the lien or post the bond within the twenty (20) day period, LANDLORD may, after ten (10) days written notice to TENANT, pay any amounts, including interest and reasonable legal fees, necessary to discharge the lien. TENANT shall then immediately be liable to LANDLORD for the amounts paid by LANDLORD.

(c) This Section 9.6 is not a consent to subject the PROPERTY or any portion thereof to those liens.

9.7 TENANT covenants and agrees to, at all times, indemnify, protect and save harmless LANDLORD from and against any and all cost, expense, liability or loss of any nature whatsoever (including reasonable legal fees) resulting from any and all losses, damages, detriments, suits, claims, demands, costs and charges (but excluding consequential, special and punitive damages) which the LANDLORD may directly or indirectly suffer, sustain or be subject to by reason or on account of TENANT’s construction of TENANT IMPROVEMENTS excluding any costs, loss, expense or liability arising from the gross negligence or intentional acts of LANDLORD, and its employees or agents.

10. AFFIRMATIVE COVENANTS OF TENANT

10.1 TENANT shall, throughout the TERM of this LEASE, pay the NET RENT, ADDITIONAL RENT, TENANT’S TAX SHARE of the REAL ESTATE TAXES or PILOT (as applicable), and all other charges herein reserved as rent on the days and times and at the place that the same are made payable.

10.2 TENANT shall, throughout the TERM of this LEASE, without demand: (i) keep and maintain the LEASED PREMISES reasonably clean and free from all ashes, dirt, waste and other refuse matter; (ii) avoid waste of or damage to the LEASED PREMISES; (iii) generally keep and maintain the LEASED PREMISES in as good order and repair as they are on the COMMENCEMENT DATE, ordinary wear and tear alone excepted (subject to LANDLORD required repairs per Section 8.4 hereof and damage by fire or other casualty pursuant to the provisions of Section 13 hereof). Furthermore, upon TENANT’S surrender of possession of the LEASED PREMISES, TENANT shall, at TENANT’S expense, contract for the vacated units to be de-commissioned and thoroughly cleaned to remove hazardous residue, as reasonably determined by LANDLORD.

Lease Agreement between AIM Immunotech Inc. and the New Jersey Economic Development Authority

10.3 TENANT will perform its own janitorial cleaning of the LEASED PREMISES at TENANT’s sole cost and expense.

10.4 TENANT shall, throughout the TERM of this LEASE, comply with all the terms of any State or Federal statute or local ordinance or regulation applicable to TENANT or its manner of use of the LEASED PREMISES, and save, indemnify, defend and hold LANDLORD harmless from penalties, fines, costs or damages resulting from failure to do so.

10.5 TENANT shall, subject to Section 10.2 hereof, peaceably deliver up and surrender possession of the LEASED PREMISES in a broom-swept condition, at the expiration or sooner termination of the LEASE hereof, promptly delivering to LANDLORD, at LANDLORD’S office, all keys or access cards to the LEASED PREMISES and BUILDING and surrender the LEASED PREMISES and BUILDING in the same good order and repair as it is on the EFFECTIVE DATE, ordinary wear and tear alone excepted (subject to damage by fire or other casualty pursuant to the provisions of Section 13 hereof). TENANT shall, to the extent assignable, assign any warranties on TENANT IMPROVEMENTS to LANDLORD upon the surrender of the LEASED PREMISES.

Lease Agreement between AIM Immunotech Inc. and the New Jersey Economic Development Authority

10.6 TENANT will be responsible for and shall pay for all utility services metered or sub-metered, chargeable to and provided to the LEASED PREMISES separate from and in addition to the OPERATING EXPENSES provided for in Section 6.3 hereof. TENANT’S share of electric and gas utility service charges for the LEASED PREMISES shall be charged to the TENANT by the LANDLORD one (1) month in arrears. Utility service charges shall be billed by LANDLORD to TENANT at the actual costs and rates paid by LANDLORD.

10.7 TENANT affirmatively states and confirms to LANDLORD that any existing or future judgment, settlement, sanction or order rendered against TENANT in connection with any enforcement action or litigation against TENANT will not be asserted or claimed by TENANT as a reason or basis for avoiding any of TENANT’s obligations under this LEASE.

10.8(a) In the event and to the extent TENANT’s financial statements as described below are not publicly available to LANDLORD on TENANT’s website, TENANT shall, throughout the TERM of this LEASE, deliver to LANDLORD within thirty (30) days of a request reasonably made by LANDLORD (but not more than twice per calendar year during each of the first three (3) years of the INITIAL TERM of the LEASE and thereafter one (1) time per calendar year during the balance of the TERM) internally prepared financial statements for TENANT including balance sheets, income statement and statement of cash flows for the preceding twelve-month period.

10.8(b) TENANT also shall deliver to LANDLORD within thirty (30) days of request by LANDLORD such additional financial statements, reports and information as may be requested in LANDLORD’s reasonable discretion. Notwithstanding anything contained herein to the contrary, for so long as TENANT is a publicly traded company, TENANT may satisfy the requirements set forth in Sections 10.8(a) and 10.8(b) by providing LANDLORD with TENANT’S most recently publicly filed financial statements.

Lease Agreement between AIM Immunotech Inc. and the New Jersey Economic Development Authority

10.9 TENANT acknowledges that LANDLORD is an authority of the State of New Jersey which is subject to the N.J. Open Public Records Act (N.J.S.A. 47:1A-A et. seq.) and the N.J. Open Public Meetings Act (N.J.S.A. 10:4-6 et. seq.). TENANT further acknowledges that the N.J. Open Public Records Act sets forth very strict time frames for responding to requests for public records and severe penalties for failure to comply with the N.J. Open Public Records Act and that the N.J. Open Public Meetings Act requires that certain decisions be presented to and discussed by LANDLORD’s Board of Members at an open, public meeting. TENANT understands and agrees that notwithstanding any provision of this Section 10.9 to the contrary, it shall not be a violation of this LEASE and that LANDLORD shall have no liability to TENANT for: (i) releasing documents under an N.J. Open Public Records request if LANDLORD determines, in its best judgment, that such documents were required to be released under the N.J. Open Public Records Act; or (ii) presenting and discussing TENANT’s financial information at an open, public meeting.

11. LANDLORD SERVICES

11.1 LANDLORD, at LANDLORD’S cost and expense (subject to reimbursement as ADDITIONAL RENT pursuant to the terms of this LEASE), shall cause the following services to be provided:

(a)	provide lawn care and landscaping for the PROPERTY COMMON AREA;
(b)	provide snow shoveling and snow and ice removal from the parking area, sidewalks, drives and roadways on the PROPERTY COMMON AREA;
(c)	provide general external and structural maintenance to the BUILDING;

Lease Agreement between AIM Immunotech Inc. and the New Jersey Economic Development Authority

(d)	keep in good order and repair and maintain, in accordance with all applicable laws, rules and regulations, the fire water pump, pump house, sewer, water, gas, electrical and fire lines located at the PROPERTY;
(e)	maintain and service the heat, air-conditioning, ventilation, mechanical, electrical, gas and plumbing systems for the LEASED PREMISES, the BUILDING, the TENANT SUITE and the PROPERTY COMMON AREA;
(f)	provide a dumpster near the BUILDING for TENANT’s use for ordinary and customary office refuse;
(g)	cause the BUILDING, the LEASED PREMISES, TENANT SUITE and the PROPERTY COMMON AREA to comply with all applicable laws, ordinances, rules and regulations including, but not limited to, the Americans with Disability Act (subject to reimbursement as OPERATING EXPENSES pursuant to Section 6.3 and 6.4 hereof);
(h)	provide janitorial services to the common lobbies, hallways and restrooms of the TENANT SUITE and the BUILDING. Notwithstanding anything to the contrary set forth in this LEASE, TENANT acknowledges that TENANT shall be responsible for cleaning and all other janitorial services at the LEASED PREMISES, at TENANT’s sole cost and expense as set forth in Section 10.3 hereof;

Lease Agreement between AIM Immunotech Inc. and the New Jersey Economic Development Authority

11.2 If any interruption of utilities or essential services that (1) results from LANDLORD’S default hereunder or LANDLORD’S negligence, (2) is within the LANDLORD’S reasonable control to correct and (3) does not result from TENANT’S default or failure to maintain hereunder or TENANT’S negligence, shall continue for more than fifteen (15) consecutive days and shall render the LEASED PREMISES untenantable for the normal conduct of TENANT’S business, a pro rata portion based upon the untenantable square feet of the LEASED PREMISES of the NET RENT and ADDITIONAL RENT and other payments hereunder shall abate from the period beginning on the sixteenth (16th) consecutive day of such interruption and continuing until and to the extent use of the LEASED PREMISES is restored to TENANT. LANDLORD shall have no other or further liability to TENANT for any interruption or suspension of heating, air-conditioning, ventilation, electric, plumbing, mechanical services to the LEASED PREMISES.

12. RULES AND REGULATIONS

12.1 Rules. TENANT, its employees and invitees, shall comply with the PROPERTY rules and regulations attached as EXHIBIT E (the “RULES”) attached hereto and made a part hereof, and reasonable modifications and additions to the RULES adopted by the LANDLORD which may include but are not limited to any COVID19 Safety Guidelines that TENANT is given thirty (30) days’ advance notice of; provided, however, that such modifications or additions do not unreasonably and materially interfere with TENANT’S conduct of its business or TENANT’S use and enjoyment of the LEASED PREMISES and do not require payment of additional moneys.

12.2 Conflict with LEASE. If a RULE issued under Section 12.1 hereof conflicts with or is inconsistent with any LEASE provision, the LEASE provision controls.

Lease Agreement between AIM Immunotech Inc. and the New Jersey Economic Development Authority

13. DAMAGE OR DESTRUCTION OF LEASED PREMISES

13.1 LANDLORD agrees that if the LEASED PREMISES is damaged by fire, or other casualty to an extent not rendering it completely untenantable, LANDLORD shall promptly cause such damage to be repaired and restored excluding any TENANT IMPROVEMENTS provided the repairs and restoration can be completed within one hundred eighty (180) days and except if such fire or casualty is caused by TENANT, a pro-rata portion based on the untenantable square feet of the LEASED PREMISES of the NET RENT and ADDITIONAL RENT, and other payments hereunder shall abate from the date of such damage to the date of completion of such repairs and restoration by LANDLORD. If LANDLORD so repairs and restores, TENANT shall promptly thereafter restore all TENANT IMPROVEMENTS.

13.2 If the LEASED PREMISES shall be damaged by fire, flooding, or other casualty to an extent rendering it completely untenantable, LANDLORD shall promptly cause such damage to be repaired and restored promptly excluding any TENANT IMPROVEMENTS provided the repairs and restoration can be completed within one hundred eighty (180) days and except if such fire, or other casualty is caused by TENANT, the NET RENT and ADDITIONAL RENT and other payments hereunder shall abate completely from the date of such damage to the date of completion of such repairs and restoration by LANDLORD. If LANDLORD so repair and restores, TENANT shall promptly thereafter restore all TENANT IMPROVEMENTS.

13.3 Notwithstanding the Force Majeure provision in Section 25 of this LEASE, if the LEASED PREMISES and BUILDING cannot be restored to tenantable condition within the one hundred eighty (180) day period set forth in Section 13.1 or Section 13.2 hereof, as determined, within one hundred twenty (120) days after the damage occurs, by a qualified architect, engineer, contractor or other qualified professional reasonably approved by LANDLORD and TENANT, then either party may terminate this LEASE by written notice to the other party no later than fifteen (15) days after notice of such professional determination. In the event either party so terminates this LEASE, and if no EVENT OF DEFAULT exists (except for an EVENT OF DEFAULT which cannot be cured because of such casualty to the LEASED PREMISES) hereunder, NET RENT, ADDITIONAL RENT and TENANT’S TAX SHARE of REAL ESTATE TAXES or PILOT shall be prorated as of the date of the termination, and this LEASE shall terminate as if the TERM hereof had expired. In the event that TENANT so terminates this LEASE, all insurance proceeds for TENANT IMPROVEMENTS shall be assigned to LANDLORD.

Lease Agreement between AIM Immunotech Inc. and the New Jersey Economic Development Authority

13.4 All repairs and restoration conducted by or on behalf of LANDLORD pursuant to this Section 13 shall be completed with due and reasonable diligence.

14. CONDEMNATION

14.1 If the entire LEASED PREMISES or a portion of the LEASED PREMISES are taken by right of eminent domain for any public or quasi-public use or by private purchase in lieu thereof and such taking of a portion of the LEASED PREMISES renders the LEASED PREMISES not reasonably accessible or usable then this LEASE shall automatically end on the earlier of the date title vests or the date TENANT is dispossessed by the condemning authority.

14.2 If the taking of a part of the LEASED PREMISES materially interferes with TENANT’S ability to continue its business operations in substantially the same manner and space then TENANT may end this LEASE within sixty (60) days following receipt by TENANT of LANDLORD’s written proposal to restore and replace the LEASED PREMISES within the remaining portion of the LEASED PREMISES.

Lease Agreement between AIM Immunotech Inc. and the New Jersey Economic Development Authority

If there is a partial taking and this LEASE continues, then the LEASE shall end as to the part taken and the NET RENT, ADDITIONAL RENT, TENANT’S SHARE of REAL ESTATE TAXES or PILOT, and TENANT’S ADDITIONAL RENT (as set forth in Section 6.2 hereof) shall abate in proportion to the part of the LEASED PREMISES taken.

14.3 If the LEASE is canceled as provided in Sections 14.1 or 14.2 hereof, then the NET RENT, ADDITIONAL RENT, TENANT’S SHARE of REAL ESTATE TAXES or PILOT, and other charges shall be payable up to the cancellation date. LANDLORD shall promptly refund to TENANT any prepaid, unaccrued NET RENT, ADDITIONAL RENT and TENANT’S SHARE of REAL ESTATE TAXES or PILOT, if any, less any sum then owing by TENANT to LANDLORD.

14.4 If the LEASE is not canceled as provided for in Sections 14.1 or 14.2 hereof, then LANDLORD at its expense shall promptly repair and restore the LEASED PREMISES to the condition that existed immediately before the taking, except for the part taken, to render the LEASED PREMISES a complete architectural unit, but LANDLORD’s obligation to spend money to do so shall be limited to the extent of the condemnation award received by LANDLORD for the taking.

14.5 LANDLORD reserves all rights to damages paid because of any partial or entire taking of the LEASED PREMISES. TENANT assigns to LANDLORD any right TENANT may have to the damages or award. Further, TENANT shall not make claims against LANDLORD or the condemning authority for damages. Notwithstanding the foregoing, TENANT shall have the right to make a separate claim to the condemning authority for the amortized cost of TENANT’S trade fixtures, personal property and TENANT’S reasonable relocation expenses, provided that any such TENANT award shall not diminish the award payable to the LANDLORD.

Lease Agreement between AIM Immunotech Inc. and the New Jersey Economic Development Authority

14.6 If part or all of the LEASED PREMISES is condemned for a limited period of time not to exceed 120 days (a “TEMPORARY CONDEMNATION”), this LEASE shall remain in effect. The NET RENT, ADDITIONAL RENT and TENANT’S SHARE of REAL ESTATE TAXES or PILOT, and TENANT’S obligation for the LEASED PREMISES shall abate during the TEMPORARY CONDEMNATION in proportion to the TENANT’s loss of use of the LEASED PREMISES in its business operations as a result of the TEMPORARY CONDEMNATION. LANDLORD shall receive the entire award for any TEMPORARY CONDEMNATION.

15. LANDLORD WORK

15.1 Prior to the COMMENCEMENT DATE, LANDLORD shall paint, shampoo the carpet, buff and wax VCT flooring, and replace stained ceiling tiles within the LEASED PREMISES at LANDLORD’s sole cost and expense (“LANDLORD WORK”).

15.2 LANDLORD WORK shall be performed in a good and workmanlike manner and shall be constructed in accordance with all applicable laws, codes, regulations and requirements.

Lease Agreement between AIM Immunotech Inc. and the New Jersey Economic Development Authority

16. EVENT OF DEFAULT

16.1 An EVENT OF DEFAULT shall occur after the applicable grace period described in Sections 16.2(a) and 16.2(b) hereof have run if TENANT:

(a) Does not pay in full when due any and all installments of NET RENT, ADDITIONAL RENT, TENANT’s TAX SHARE or PILOT or any other charge or payment herein reserved, included, or agreed to be treated or collected as rent and/or any other charge, expense, or cost herein agreed to be paid by TENANT; or

(b) Violates or fails to perform or otherwise breaks any covenant, agreement or obligation under this LEASE; or

(c) Becomes insolvent, or makes an assignment for the benefit of creditors, or if a petition in bankruptcy is filed by TENANT, or if TENANT is adjudicated a bankrupt, or a bill in equity or other proceeding for the appointment of a receiver for TENANT is filed, or if proceedings for reorganization or for composition with creditors under any State or Federal law be instituted by TENANT, or if the real or personal property of TENANT shall be levied upon or sold.

16.2 Anything herein contained to the contrary notwithstanding, anything or act which would otherwise be an EVENT OF DEFAULT by TENANT hereunder shall not be an EVENT OF DEFAULT hereunder unless:

(a) TENANT shall have failed to correct the alleged EVENT OF DEFAULT within a period of ten (10) days if the EVENT OF DEFAULT be one which can be cured by the payment of money; or

(b) TENANT shall have failed to correct the alleged EVENT OF DEFAULT within a period of thirty (30) days after LANDLORD delivers written notice of such failure to TENANT if the default be one which cannot be cured by the payment of money or, if the alleged default be one which cannot with due diligence be cured within said thirty (30) day period, within such additional period as is reasonably necessary to correct the alleged EVENT OF DEFAULT, provided TENANT shall commence curing such EVENT OF DEFAULT within said thirty (30) day period and shall thereafter diligently prosecute the curing of the alleged EVENT OF DEFAULT.

Lease Agreement between AIM Immunotech Inc. and the New Jersey Economic Development Authority

17. LANDLORD’S REMEDIES

As used in this Section 17, the term “DEFAULT RENT” refers to the amount of the whole balance of NET RENT, ADDITIONAL RENT, and TENANT’s TAX SHARE of REAL ESTATE TAXES or PILOT for the entire balance of the INITIAL TERM and EXTENDED TERM if any for which TENANT has become bound, or any part of such charges and any other damages due to LANDLORD from TENANT under this LEASE from and after the date of occurrence of an EVENT OF DEFAULT.

Upon the occurrence of any EVENT OF DEFAULT:

17.1 LANDLORD may declare the whole balance of NET RENT, ADDITIONAL RENT, LEASED PREMISES maintenance, and TENANT’S TAX SHARE of REAL ESTATE TAXES or PILOT for the entire balance of the INITIAL TERM and EXTENDED TERM for which TENANT has become bound, or any part of (the “ACCELERATED RENT”). TENANT shall pay an amount equal to the difference between the ACCELERATED RENT and the then fair and reasonable rental value of the LEASED PREMISES for the same period, discounted as set forth hereinbelow. Such difference and any other damages due to LANDLORD from TENANT under this LEASE shall be due and immediately payable without regard to whether the LEASE has been terminated. In the computation of such damages, the difference between the ACCELERATED RENT and the fair and reasonable rental value of the LEASED PREMISES for the same period is to be discounted to the date of such default at the rate of seven (7%) percent per annum.

Lease Agreement between AIM Immunotech Inc. and the New Jersey Economic Development Authority

17.2 LANDLORD may terminate this LEASE by sending to TENANT a written Notice of Termination no less than five (5) days before the Termination and thereby immediately, upon such fifth (5th) day, without the need to take any further action, terminate, cancel and extinguish all of TENANT’s rights of possession and occupancy to or in the LEASED PREMISES.

17.3 LANDLORD may re-let the LEASED PREMISES or any part or parts thereof to such person or persons as may, in LANDLORD’S discretion, be best; and TENANT shall be liable for any loss of DEFAULT RENT. Upon a re-let all rent received by LANDLORD from any new tenant shall be applied to TENANT’s DEFAULT RENT liability. Notwithstanding the foregoing, in the event that LANDLORD relets the LEASED PREMISES or any part or parts thereof at a rent higher than TENANT’S rent, TENANT shall have no claim for such excess rents. Any such re-entry or re-letting by LANDLORD under this SECTION shall be without prejudice to LANDLORD’S claim for actual damages (including but not limited to the costs of re-letting), and shall under no circumstances, release TENANT from liability for the payments of DEFAULT RENT and such damages arising out of the breach of any of the covenants, terms, and conditions of this LEASE. LANDLORD shall use commercially reasonable efforts to re-let the LEASED PREMISES taking into account the space then available for lease at the PROPERTY. In no event shall LANDLORD be required to lease or attempt to lease the LEASED PREMISES in preference to other space then available for lease in the PROPERTY

17.4 Should TENANT fail to cure an EVENT OF DEFAULT under Section 16.2 within the applicable grace period, LANDLORD may exercise “self-help” remedies to regain possession of the LEASED PREMISES or bar TENANT from entry into the LEASED PREMISES provided that LANDLORD does so at all times in accordance with a court order.

Lease Agreement between AIM Immunotech Inc. and the New Jersey Economic Development Authority

17.5 LANDLORD may exercise all or any of the rights granted to a LANDLORD in law or in equity upon an event of default by a tenant under a lease including, without limitation, termination of the LEASE and a suit to recover damages for such breach in an amount equal to both the DEFAULT RENT and the ACCELERATED RENT for which TENANT has become bound.

17.6 LANDLORD or its mortgagee of the LEASED PREMISES (subject to Section 32.2 hereof) may (but shall not be obligated to do so) cure such EVENT OF DEFAULT and the cost thereof shall be added to the next monthly installment of NET RENT payable under this LEASE.

17.7 LANDLORD’s remedies under this LEASE shall be cumulative and concurrent.

18. LANDLORD’S DEFAULT

A breach by LANDLORD shall occur if LANDLORD fails to correct an alleged breach within a period of thirty (30) days after receipt of written notice of such breach from TENANT or, if the alleged breach be one which cannot with due diligence be cured within said thirty (30) day period, within such additional period as is reasonably necessary to correct the alleged breach, provided LANDLORD shall commence curing such breach within said thirty (30) day period and shall thereafter diligently prosecute the curing of the alleged breach.

Lease Agreement between AIM Immunotech Inc. and the New Jersey Economic Development Authority

19. WAIVER

Any waiver by a party of a breach by the other party under this LEASE shall be limited to a particular breach so waived by said first party and shall not be deemed a waiver of any other remedy by said first party.

20. INSURANCE

20.1 TENANT shall maintain in full force during the LEASE hereof at its sole cost and expense the following types and minimum amounts of insurance:

(a) Commercial General Liability and, if necessary, Commercial Umbrella insurance with a combined limit of not less than two million dollars ($2,000,000) each occurrence. Insurance shall be written on an ISO occurrence form CG 00 01 (or a substitute form providing equivalent coverage) and shall cover liability arising out of, occasioned by or resulting from products, completed operations, personal injury and advertising injury, premises, operations, independent contractors, and liability assumed under an insured contract. Any deductible, or self-insured retention, applicable to the aforementioned insurance shall be approved by LANDLORD, such approval not to be unreasonably withheld or delayed, and written using ISO endorsement CG 03 00 (or a substitute providing similar terms and conditions) which otherwise requires the TENANT to be responsible for the deductible or retention. If such Commercial General Liability insurance contains a General Aggregate limit, it shall apply separately to the LEASED PREMISES. LANDLORD shall be included as an additional insured under the TENANT’s Commercial General Liability policy using ISO additional insured endorsement CG 20 11 (or a substitute form providing similar coverage), and under the Commercial Umbrella insurance, if any. This insurance shall apply as primary insurance with respect to any other Commercial General Liability insurance or self-insurance programs afforded to the LANDLORD with respect to the PROPERTY. If the aforementioned insurance is written on a claim made basis, the TENANT warrants that continuous coverage will be maintained or an extended discovery period will be exercised for a period of five (5) years beginning from the time the lease is terminated and provide Certificates of Insurance evidencing continuance of coverage with the original claims made retroactive date.

Lease Agreement between AIM Immunotech Inc. and the New Jersey Economic Development Authority

(b) Automobile Liability and, if necessary, Commercial Umbrella insurance with a limit of not less than one million dollars ($1,000,000) each accident. Such insurance shall cover liability arising out of any auto, including owned, hired, and non-owned vehicles. LANDLORD shall be included as an additional insured under the TENANT’s Automobile Liability policy using ISO additional insured endorsement CA 20 01, (or a substitute form providing similar coverage), and under the Commercial Umbrella insurance, if any. This insurance shall apply as primary insurance with respect to any other Automobile Liability insurance or self-insurance programs afforded to the LANDLORD with respect to the PROPERTY.

(c) Workers’ Compensation and Employers’ Liability covering all of its employees on, in, or about the LEASED PREMISES in accordance with applicable statutes of the State of New Jersey and endorsed to include coverage for any federal or other state law that may be found to have legal jurisdiction. The Employers’ Liability limits shall not be less than one million dollars ($1,000,000) each accident for bodily injury by accident or each employee for bodily injury by disease.

Lease Agreement between AIM Immunotech Inc. and the New Jersey Economic Development Authority

(d) Commercial Property Insurance covering TENANT’s property, fixtures, equipment and TENANT IMPROVEMENTS, covering one hundred percent (100%) of the full replacement cost of the property insured. Coverage is to include business income, business interruption or extra expense and loss of rents and in no event, shall LANDLORD be liable for any business income or other consequential loss sustained by TENANT, whether or not it is insured, even if such loss is caused by the negligence of LANDLORD or its agents. Commercial Property Insurance shall, at a minimum, cover the perils insured under the ISO special causes of loss form CP 10 30 00 (or a substitute providing similar terms and conditions). Any coinsurance requirement in the policy shall be eliminated through the attachment of an agreed amount endorsement, the activation of an agreed value option, or as is otherwise appropriate under the particular policy form. Any deductible, or self-insured retention, applicable to the aforementioned insurance shall be approved by LANDLORD, such approval not to be unreasonably withheld or delayed. LANDLORD shall be included as a Loss Payee and such insurance shall provide that proceeds for damage or destruction to LEASED PREMISES payable thereunder shall be payable to the LANDLORD and the TENANT as their respective interest may appear.

20.2 LANDLORD shall maintain or cause to be maintained in full force during the LEASE hereof at its sole cost and expense (subject to reimbursement as OPERATING EXPENSES pursuant to Section 6 hereof) the following types and amounts of insurance:

(a) Commercial General Liability, and if necessary, Commercial Umbrella Insurance with a combined limit of not less than Two Million Dollars ($2,000,000) for bodily injury and property damage, to include liability assumed under an insured contract.

(b) Automobile Liability, and if necessary, Commercial Umbrella Insurance with a limit of not less than One Million Dollars ($1,000,000) each accident, to cover owned, hired and non-owned vehicles.

Lease Agreement between AIM Immunotech Inc. and the New Jersey Economic Development Authority

(c) Commercial Property Insurance covering the full replacement value of the PROPERTY as built-up from time to time, excluding TENANT IMPROVEMENTS and any alterations, fixtures or personal property installed by TENANT or tenants. Commercial Property Insurance shall, at a minimum, cover the perils insured under the ISO special causes of loss form CP 10 30 00 (or a substitute providing similar terms and conditions). Such insurance shall carry a maximum deductible of $200,000.00, as amended from time to time by agreement between LANDLORD and tenants. The TENANT’S pro-rata share of the BUILDING SHARE of the deductible for any claims paid under such policy shall be paid as ADDITIONAL RENT pursuant to Section 6 hereof.

(d) Pollution Legal Liability covering losses which may arise from the PROPERTY of not less than Five Million Dollars ($5,000,000) policy aggregate, inclusive of legal and clean-up costs. A deductible of not more than $100,000 will be applied to each incident, inclusive of legal and clean-up costs. Coverage shall include Bodily Injury and Property Damage resulting from either On-Site or Off-Site Pollution Conditions as defined by the policy contract.

20.3 TENANT and LANDLORD hereby waive any recovery of damages and rights against each other (including their employees, directors, officers, agents or representatives) for loss or damage to the PROPERTY, LEASED PREMISES, BUILDING, or TENANT IMPROVEMENTS, and betterments, fixtures, equipment, and any other personal property to the extent covered by the commercial property insurance or boiler and machinery insurance required above. TENANT waives all rights against the LANDLORD and its agents for recovery of damages to the extent these damages are covered by the Commercial General Liability, Automobile Liability or Commercial Umbrella Liability insurance maintained by TENANT. If the policies of insurance purchased by TENANT as required above do not expressly allow the insured to waive rights of subrogation prior to loss, the insured shall cause them to be endorsed with a waiver of subrogation as required above.

Lease Agreement between AIM Immunotech Inc. and the New Jersey Economic Development Authority

20.4 All insurance policies required hereunder shall be issued by an insurance company or companies authorized to do business in the State of New Jersey with a current A.M. Best’s rating of no less than A-, VI.

20.5 By the EFFECTIVE DATE and upon each renewal of its insurance policies, TENANT shall furnish to LANDLORD a certificate of insurance executed by a duly authorized representative of each insurer, evidencing compliance with the insurance requirements set forth herein. All policies and certificates shall provide for thirty (30) days written notice to the Landlord prior to cancellation and/or material change of any insurance required hereby. If the insurance policies cannot be endorsed to provide notice of cancellation to third parties, then it is the responsibility of the TENANT to provide notice of cancellation to LANDLORD within forty–eight (48) hours of receipt of notification from the insurance company. Failure of LANDLORD to demand such certificate or other evidence of full compliance with these insurance requirements or failure of LANDLORD to identify a deficiency from evidence that is provided shall not be construed as a waiver to TENANT’S obligation to maintain such insurance. Failure to maintain the required insurance may result in termination of this lease at LANDLORD’s option. TENANT shall provide certified copies of all insurance policies required within ten (10) days of LANDLORD’s written request for such policies. If TENANT fails to provide the required evidence of insurance within thirty (30) days after notice of demand, TENANT shall be responsible for any increases in LANDLORD’s insurance premiums due to this default. LANDLORD shall in connection therewith, including without limitation, also charge TENANT for LANDLORD’s reasonable attorneys’ fees, on demand as ADDITIONAL RENT. By requiring insurance herein, LANDLORD does not represent that coverage and limits will necessarily be adequate to protect TENANT, and such coverage and limits shall not be deemed as a limitation on TENANT’s liability under the indemnities granted to LANDLORD in this LEASE.

Lease Agreement between AIM Immunotech Inc. and the New Jersey Economic Development Authority

20.6 Each party hereby agrees to review the amounts of coverage required under this LEASE from time to time, but in no event more frequently than every five (5) years, and the parties shall, in good faith, agree upon any reasonable changes in amounts of coverage required of each party by this LEASE. TENANT shall also provide such additional types of insurance in such amounts as LANDLORD shall from time to time reasonably require.

21. ENVIRONMENTAL

21.1 TENANT represents, warrants and covenants that (a) it shall at all times conduct its occupancy and operations at the LEASED PREMISES so as to comply materially with all “ENVIRONMENTAL LAWS” (as hereinafter defined), except if caused by NON-TENANT CONTAMINATION (as hereinafter defined) and (b) it will keep the LEASED PREMISES free of any lien imposed pursuant to any ENVIRONMENTAL LAWS other than any lien imposed by reason of actual or threatened contamination by HAZARDOUS SUBSTANCES on the LEASED PREMISES prior to the COMMENCEMENT DATE or due to acts or omissions of LANDLORD, (or its employees, agents, representatives, invitees, licensees, customers or contractors), of tenants or others occupying the LEASED PREMISES prior to the TERM hereof, of owners or tenants of neighboring properties, of other identified third parties, or of forces of nature (such as natural emission of radon gas) (collectively, the “NON-TENANT CONTAMINATION”).

Lease Agreement between AIM Immunotech Inc. and the New Jersey Economic Development Authority

21.2 TENANT warrants that it will promptly deliver to the LANDLORD copies of all permits, licenses, and notices of violation submitted by the TENANT to, or received from, any federal, state, county or municipal environmental agency, including without limitation the United States Environmental Protection Agency and the New Jersey Department of Environmental Protection. Upon the request of LANDLORD, TENANT shall provide LANDLORD with reasonably available evidence of TENANT’s compliance with ENVIRONMENTAL LAWS.

21.3 In addition to TENANT’s obligations under Section 21.1 hereof, to the extent applicable, TENANT shall, at TENANT’s own expense, comply with the reporting requirements of the Emergency Planning and Community Right to Know Act, 42 U.S.C. §II00I et seq. and the Toxic Catastrophe Prevention Act, N.J.S.A. 13: 1K-19 et seq.

21.4       At the expiration or earlier termination of this LEASE, TENANT shall surrender the LEASED PREMISES to LANDLORD free of any and all HAZARDOUS SUBSTANCES and in compliance with all ENVIRONMENTAL LAWS, excepting, however, any such presence of HAZARDOUS SUBSTANCES or any such noncompliance with ENVIRONMENTAL LAWS due to the NON-TENANT CONTAMINATION.

21.5       Subject to the provisions of this Section 21, and subject to the TENANT not posing any unreasonable risk of harm to the BUILDING, PROPERTY, or people, TENANT shall be entitled to use and store on the LEASED PREMISES the HAZARDOUS SUBSTANCES that are necessary for TENANT’S business provided that they shall be stored in “de minimus” quantities (as defined under ISRA) and further provided that such usage and storage, and TENANT’s disposal of all waste resulting therefrom, are in full compliance with all applicable ENVIRONMENTAL LAWS.

Lease Agreement between AIM Immunotech Inc. and the New Jersey Economic Development Authority

21.6 LANDLORD shall have the right but not the obligation, at all times during the LEASE TERM to (a) inspect the LEASED PREMISES, (b) conduct investigations and take samples to determine whether TENANT is in compliance with the provisions of this Section 21, and (c) request lists of all HAZARDOUS SUBSTANCES used, stored or located on the LEASED PREMISES, the reasonable costs of all such investigations, tests and inspections to be borne by TENANT and reimbursed to LANDLORD, as ADDITIONAL RENT on demand if TENANT is in violation of this Section 21.

21.7 Violations - Environmental Defaults.

(a) TENANT shall give to LANDLORD immediate verbal and follow-up written notice of any actual, threatened or suspected spills, releases or discharges of HAZARDOUS SUBSTANCES on the LEASED PREMISES caused by the acts or omissions of TENANT or its agents, employees, representatives, invitees, licensees, subtenants, customers or contractors (collectively, “TENANT PARTIES”). TENANT covenants to promptly investigate, clean up and otherwise remediate any spill, release or discharge of HAZARDOUS SUBSTANCES caused by the acts or omissions of TENANT or any TENANT Parties at TENANT’S sole cost and expense; such investigation, clean up and remediation to be performed in accordance with all applicable ENVIRONMENTAL LAWS and to the reasonable satisfaction of LANDLORD and after TENANT has obtained LANDLORD’S written consent, which shall not be unreasonably withheld or delayed. TENANT shall return the LEASED PREMISES to the condition existing prior to the introduction of any such HAZARDOUS SUBSTANCES.

Lease Agreement between AIM Immunotech Inc. and the New Jersey Economic Development Authority

(b) In the event of (1) a violation at the LEASED PREMISES of any ENVIRONMENTAL LAW, (2) a release, spill or discharge of a HAZARDOUS SUBSTANCE on or from the LEASED PREMISES, (3) the discovery of an environmental condition at the LEASED PREMISES, or (4) TENANT’s failure to provide all information, submissions or take all actions of any kind required by ISRA or requested by NJDEP, which violation, release, spill, discharge, environmental condition or failure to cooperate is caused by the acts or omissions of TENANT or TENANT PARTIES at any time from and after the COMMENCEMENT DATE (together “ENVIRONMENTAL DEFAULT”), LANDLORD shall have the right, but not the obligation, to immediately enter the LEASED PREMISES to supervise and/or approve any actions required to be taken by TENANT to address the ENVIRONMENTAL DEFAULT. If the LANDLORD reasonably determines that TENANT’S reaction to address any ENVIRONMENTAL DEFAULT is insufficient to comply with any ENVIRONMENTAL LAW, then LANDLORD may perform any lawful and reasonable actions necessary to address the ENVIRONMENTAL DEFAULT, the cost of which, shall be charged to TENANT as ADDITIONAL RENT. Except for emergency situations, LANDLORD shall provide TENANT five (5) days prior written notice of LANDLORD’s intended actions to address the ENVIRONMENTAL DEFAULT.

21.8 TENANT shall indemnify, defend (with counsel reasonably approved by LANDLORD) and hold LANDLORD and its respective affiliates, shareholders, directors, officers, employees and agents harmless of, from and against any and all claims, judgments, damages, penalties, fines, liabilities, losses, suits, administrative proceedings, costs and expenses of any kind or nature, known or unknown, contingent or otherwise, which arise out of the occurrence of any ENVIRONMENTAL DEFAULT (including, but not limited to, reasonable attorneys’, consultant, laboratory and expert fees).

Lease Agreement between AIM Immunotech Inc. and the New Jersey Economic Development Authority

21.9 ISRA Compliance.

(a) To the extent that ISRA is applicable to TENANT, TENANT shall, at TENANT’S own expense, comply with ISRA. At no expense to LANDLORD, TENANT shall promptly provide all information available to TENANT and required by LANDLORD for preparation of non-applicability affidavits and shall promptly sign such affidavits when requested by LANDLORD.

(b) In the event ISRA is applicable, for any reason, TENANT shall, prior to vacating the LEASED PREMISES, comply in full with any requirements imposed by ISRA.

21.10 Definitions.

(a) “HAZARDOUS SUBSTANCES” means (1) asbestos and any asbestos containing material and any substance that is then defined or listed in, or otherwise classified pursuant to, any ENVIRONMENTAL LAWS or any applicable laws or regulations as a “hazardous substance”, “hazardous material”, “hazardous waste”, “infectious waste”, “toxic substance”, “toxic pollutant” or any other formulation intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity, reproductive toxicity or Toxicity Characteristic Leaching Procedure (TCLP) toxicity, (2) any petroleum and drilling fluids, produced waters, and other wastes associated with the exploration, development or production of crude oil, natural gas, or geothermal resources and (3) petroleum products and by products, polychlorinated biphenyl, urea formaldehyde, radon gas, radioactive material (including any source, special nuclear, or by-product material), and medical waste.

Lease Agreement between AIM Immunotech Inc. and the New Jersey Economic Development Authority

(b) “ENVIRONMENTAL LAWS” collectively means and includes all present and future federal, state and local laws, regulations, orders and official decisions and any amendments thereto (whether common law, statute, rule, order, regulation or otherwise), permits, and other requirements or guidelines (having the force and effect of law) of governmental authorities applicable to the LEASED PREMISES and relating to the environment and environmental conditions or to any HAZARDOUS SUBSTANCE or HAZARDOUS SUBSTANCE activity and any law requiring the filing of reports and notices relating to hazardous substances, environmental laws administered by the Environmental Protection Agency, NJDEP or any local governmental authority.

(c) “ISRA” means the New Jersey Industrial Site Recovery Act (N.J.S.A. 13:1k-5, et seq.).

(d) “NJDEP” means the New Jersey Department of Environmental Protection or its successor authority of agency.

21.11 Disposal and Removal of Solid Wastes.

(a) TENANT shall, at its sole cost, contract with a reputable, private refuse removal company approved by LANDLORD in writing in advance for the removal and disposal of any solid waste (other than solid wastes lawfully discharged through the Municipality’s sewer system or conventional waste haulers) generated or introduced by TENANT from the LEASED PREMISES, in accordance with all ENVIRONMENTAL LAWS. LANDLORD’s approval shall not be unreasonably withheld or delayed.

Lease Agreement between AIM Immunotech Inc. and the New Jersey Economic Development Authority

(b) TENANT shall not dispose of any HAZARDOUS SUBSTANCES or radioactive materials through the sewer system or the dumpster provided by LANDLORD.

(c) TENANT shall store and dispose of all biological waste in accordance with ENVIRONMENTAL LAWS.

21.12 Remedies.

The parties recognize that no adequate remedy at law may exist for a breach of this Section 21. Accordingly, either party may obtain specific performance of any provisions of this Section 21. This Section 21 shall not be construed to limit any remedies which either party may have against the other at law or in equity for a breach of this Section 21. It is agreed that a number of immaterial breaches of this Section 21 occurring over time and with some regularity may, cumulatively, reasonably be deemed to constitute a material breach.

21.13. Survival. The provisions of this Section 21 shall survive the end of the TERM and the termination of this LEASE. No subsequent modification or termination of this LEASE by agreement of the parties or otherwise, shall be construed to waive or to modify any provisions of this Section 21 unless the termination or modification agreement or other document expressly so states in writing.

21.14. Environmental Audit. During the LEASE, LANDLORD shall be permitted to enter the LEASED PREMISES during reasonable business hours for the purpose of performing an environmental audit. LANDLORD shall use reasonable efforts to minimize LANDLORD’s interference with TENANT’s operations during such environmental audits.

21.15 LANDLORD Representation. LANDLORD hereby represents to TENANT that LANDLORD is not aware of any present violation of governmental environmental regulations at the BUILDING.

Lease Agreement between AIM Immunotech Inc. and the New Jersey Economic Development Authority

22. HOLDING OVER

Should TENANT remain in possession of the LEASED PREMISES, or part thereof, beyond the end of the TERM without the execution of a new lease by LANDLORD and TENANT, or the exercise of a renewal option by TENANT, TENANT shall become a tenant from month-to-month of the LEASED PREMISES, or part thereof, under all the terms, conditions, provisions and obligations of this LEASE and TENANT shall pay an amount equal to one hundred fifty percent (150%) of the total NET RENT, ADDITIONAL RENT and PILOT, existing immediately prior to the holdover and such month-to-month tenancy may be terminated by either LANDLORD or TENANT as of the end of any calendar month upon thirty (30) days prior written notice.

23. NO CONSEQUENTIAL DAMAGE

In no event shall a party be liable to the other party for any incidental, indirect, punitive, special or consequential damages, whether based upon contract, negligence, tort or other theory of law. Any and all claims for damages that TENANT or anyone claiming under TENANT seeks against LANDLORD under or pursuant to this LEASE shall be made in accordance with and subject to the provisions of the New Jersey Contractual Liability Act (N.J.S.A. 59:13-1 et seq).

Lease Agreement between AIM Immunotech Inc. and the New Jersey Economic Development Authority

24. SIGNAGE

LANDLORD shall identify, at LANDLORD’s expense, TENANT on a sign near the entrance to the BUILDING as well as appropriate monuments and directional signs now existing or contemplated for the PROPERTY. TENANT shall be permitted to place and maintain a sign bearing its logo directly outside of the entrance to the LEASED PREMISES which sign shall be reasonably acceptable to LANDLORD.

25. FORCE MAJEURE

Any delays or failure by either party in its performance hereunder (excepting however, with respect to the obligation to pay money hereunder) shall be excused if, and to the extent caused by decrees, or restraint of Government, Acts of God, strikes, labor “holidays” or coercive action of workmen, fire, flood, windstorm, explosion, riots, war, sabotage, freight embargoes, or any other causes beyond the reasonable control of the affected party (each, a “FORCE MAJEURE”), provided that the affected party has provided reasonable notice to the other party and makes reasonable efforts to overcome the FORCE MAJEURE.

26. REAL ESTATE BROKERS

26.1.1 LANDLORD has engaged Jones Lang LaSalle Americas, Inc. (“LANDLORD’S BROKER”) as LANDLORD’s broker in connection with this LEASE and by a leasing services agreement between LANDLORD and LANDLORD’S BROKER, LANDLORD has agreed to compensate LANDLORD’s BROKER as set forth in the leasing services agreement. TENANT represents that TENANT has not dealt with any brokers other than Cushman & Wakefield of New Jersey, LLC (the “TENANT’S BROKER”) in connection with this LEASE and that TENANT’S BROKER is entitled to be paid a commission during the INITIAL TERM by LANDLORD’S BROKER pursuant to a separate agreement between LANDLORD’S BROKER and TENANT’S BROKER for such commission owing and paid by LANDLORD’s BROKER to TENANT’s BROKER pursuant to the leasing services agreement between LANDLORD AND LANDLORD’s BROKER.

Lease Agreement between AIM Immunotech Inc. and the New Jersey Economic Development Authority

26.1.2 Except to the extent TENANT’S representation set forth hereinabove shall have been breached, LANDLORD shall be responsible for any commissions alleged to be owing to any brokers or finders other than TENANT’s BROKER in connection with this LEASE.

26.2 In the event TENANT extends the TERM of this LEASE pursuant to Section 4.1.1 hereof after the expiration of the leasing services agreement between LANDLORD and LANDLORD’S BROKER and TENANT is represented by TENANT’S BROKER, LANDLORD, in its sole discretion, shall have the option to either: (i) give TENANT a credit against NET RENT, for the amount of commission TENANT paid to TENANT’S BROKER to complete and negotiate the extension of this LEASE only, provided (and only to the extent) that such commission is market rate commission and not greater than five (5%) percent of NET RENT attributable to the EXTENDED TERM or (ii) cause LANDLORD’S BROKER or replacement broker (if a replacement broker has been engaged by LANDLORD after the expiration of the current leasing services agreement between LANDLORD and LANDLORD’S BROKER) to pay TENANT’S BROKER a market rate commission (but not greater than five (5%) percent of the attributable NET RENT) pursuant to a written agreement to be entered into between the TENANT’S BROKER and LANDLORD’S BROKER or replacement broker, if applicable.

Lease Agreement between AIM Immunotech Inc. and the New Jersey Economic Development Authority

27. RIGHT OF ENTRY

LANDLORD shall have the right to enter the LEASED PREMISES, upon twenty-four (24) hour prior written notice, to show the LEASED PREMISES: (1) to prospective lenders or purchasers and (2) during the nine (9) months immediately before the LEASE ends to prospective tenants. In the exercise of the right of entry provided herein, LANDLORD shall not unreasonably interfere with the conduct of TENANT’s business in the LEASED PREMISES. TENANT shall have the right to have a representative of TENANT accompany LANDLORD or its agents, contractors or representatives during any entry into the LEASED PREMISES except in the event of an emergency.

28. STATUTORY AUTHORITY

This LEASE is entered into pursuant to the provisions of the New Jersey Economic Development Authority Act, N.J.S.A. 34:1 B I et seq.

29. LIABILITY OF THE STATE OF NEW JERSEY

This LEASE is not an obligation of the State of New Jersey or any political subdivision thereof nor shall the State or any political subdivision thereof be liable for any of the obligations under this LEASE. Nothing contained in this LEASE shall be deemed to pledge the general credit or taxing power of the state or any political subdivision thereof.

30. ACCESS

TENANT, its employees, agents, and invitees shall have access to the LEASED PREMISES twenty-four (24) hours per day, seven (7) days per week, fifty-two (52) weeks per year.

Lease Agreement between AIM Immunotech Inc. and the New Jersey Economic Development Authority

31. SUBLEASING AND ASSIGNMENT

31.1 TENANT may, with the prior written consent of the LANDLORD, which shall not be unreasonably withheld or delayed within thirty (30) days of LANDLORD’s receipt of all required documentation including but not limited to the identity of the proposed subtenant or assignee, terms of the proposed transaction, actual and intended activities, draft sublease or assignment, and financial documents as noted in Section 31.1(f) hereof, assign this LEASE or sublet the whole or any part of the LEASED PREMISES. Notwithstanding the foregoing, LANDLORD shall provide its consent if such assignment or sublease meets all of the following conditions:

a)	No EVENT OF DEFAULT exists under this LEASE beyond any applicable cure period provided;

b)	the assignee or subtenant is not an entity which LANDLORD is barred or prohibited from contracting with pursuant to LANDLORD’S disqualification/debarment regulations, which are set forth in N.J.A.C. 19:30-2.1 through 2.7 and the assignee or subtenant has satisfied all of the State compliance obligations including but not limited to political campaign contributions as set forth in Section 39 hereof and business registration certificate requirements. TENANT shall promptly deliver to LANDLORD written notice thereof together with a copy of such assignment or sublease document(s) and appropriate certificates of insurance from the TENANT’s assignee or subtenant. Any attempted assignment or subletting of the LEASED PREMISES in violation of LANDLORD’S disqualification/debarment regulations shall be void ab initio and of no legal force or effect;

Lease Agreement between AIM Immunotech Inc. and the New Jersey Economic Development Authority

c)	the assignee assumes all of the obligations of TENANT under this LEASE from and after the date of the assignment, or the subtenant agrees to be subject to all the terms and conditions of this LEASE;

d)	such assignment or sublease will only permit the uses that are consistent with that of an office or laboratory, and/or are permitted under this LEASE;

e)	TENANT promptly furnishes LANDLORD with an executed copy of the assignment or sublease;

f)	such assignee has sufficient financial strength to fully comply with the terms and conditions contained in this LEASE, evidenced by a net worth (as established in accordance with G.A.A.P. standards) of not less than ten million dollars ($10,000,000) and there is no pending or threatened significant litigations against assignee or other court proceedings involving assignee that if adversely decided would materially interfere with assignee’s ability to continue operations in a sound financial condition; and;

g)	such assignee or subtenant provides LANDLORD proof of insurance as outlined in Section 20 of this LEASE.

Lease Agreement between AIM Immunotech Inc. and the New Jersey Economic Development Authority

31.2 Anything in this LEASE to the contrary notwithstanding the consent of the LANDLORD need not be obtained if the assignment or sublease is to a parent, subsidiary or affiliate of TENANT, or a joint venture of which TENANT or one of its affiliates is a partner or member (each a “TENANT AFFILIATE”); provided that: (i) the TENANT AFFILIATE is not an entity which LANDLORD is barred or prohibited from contracting with pursuant to LANDLORD’S disqualification/debarment regulations, which are set forth in N.J.A.C. 19:30-2.1 through 2.7; (ii) the TENANT AFFILIATE has satisfied all of the State compliance obligations including but not limited to political campaign contributions as set forth in Section 39 hereof and business registration certificate requirements; and (iii) TENANT has promptly delivered to LANDLORD written notice thereof together with a copy of such assignment or sublease document(s) and appropriate certificates of insurance from the TENANT AFFILIATE. Any attempted assignment or subletting of the LEASED PREMISES in violation of LANDLORD’S disqualification/debarment regulations shall be void ab initio and of no legal force or effect.

31.3 TENANT shall not be permitted to assign the LEASE or sublet the LEASED PREMISES to a person or entity which is a tenant or subtenant of any other premises within the PROPERTY.

31.4 Any assignment of this LEASE, or any sublease of the LEASED PREMISES by TENANT shall not relieve TENANT of any of its obligations under this LEASE.

32. QUIET ENJOYMENT, SUBORDINATION, ESTOPPEL

32.1 LANDLORD covenants that as long as there is no EVENT OF DEFAULT hereunder, TENANT shall peaceably and quietly have hold and enjoy the LEASED PREMISES for the TERM of this LEASE.

32.2 TENANT shall subordinate its interest under this LEASE to any and all mortgagees of the LEASED PREMISES, existing prior to or subsequent to the COMMENCEMENT DATE, in accordance with the terms and conditions of the subordination, non-disturbance and attornment agreement attached hereto as EXHIBIT H, by entering into such agreement with such mortgagee promptly upon receipt of written request therefor by LANDLORD.

Lease Agreement between AIM Immunotech Inc. and the New Jersey Economic Development Authority

32.3 LANDLORD AND TENANT shall, from time to time, within ten (10) business days after receiving written request by the other, execute and deliver to the requesting party a written statement certifying:

(a)	the accuracy of the LEASE,
(b)	the COMMENCEMENT DATE and TERMINATION DATE of the LEASE,
(c)	that the LEASE is unmodified and in full force and effect or in full force and effect as modified, stating the date and nature of the modification
(d)	whether, to TENANT’s knowledge, TENANT is in default or has any claims or demands against LANDLORD and, if so, specifying the default, claim or demand, and
(e)	to other correct and reasonably ascertainable facts that are covered by the LEASE terms.

33. NOTICES

Unless a LEASE provision expressly authorizes verbal notice, all notices under this LEASE shall be in writing and sent by registered or certified mail, postage prepaid or by recognized overnight carrier that provides proof of delivery, as follows:

To TENANT:	AIM Immunotech Inc.
2117 SW Highway 484
Ocala, FL 34473
Attn: Peter W. Rodino III

Lease Agreement between AIM Immunotech Inc. and the New Jersey Economic Development Authority

with a copy addressed and sent to:

Black & Gerngross, P.C.

1617 John F. Kennedy Blvd., Suite 1575

Philadelphia, PA 19103

Attn: James J. Black, III

To LANDLORD:	Real Estate & Community Development
New Jersey Economic Development Authority
36 West State Street
PO Box 990
Trenton, NJ 08625-0990

with a copy addressed and sent to:

New Jersey Division of Law,

Treasury-Finance and Benefits Section

Hughes Justice Complex

PO Box 106

Trenton, NJ 08625

Attn: Meredith Friedman, DAG

Either party may change these persons or addresses by giving notice as provided above. The attorney for either the LANDLORD or TENANT shall also be entitled to provide notice in the manner set forth herein on behalf of their respective clients. TENANT shall also give required notices to LANDLORD’S mortgagee after receiving notice from LANDLORD of the mortgagee’s name and address.

Lease Agreement between AIM Immunotech Inc. and the New Jersey Economic Development Authority

The parties agree to accept such notices. Notices are deemed to have been delivered three (3) days after mailing by certified mail, return receipt requested, one (I) day after delivery to the overnight carrier or the day of delivery upon a personal delivery.

34. PARTIAL INVALIDITY

If any LEASE provision is invalid or unenforceable to any extent, then that provision and the remainder of this LEASE shall continue in effect and be enforceable to the fullest extent permitted by law.

35. BINDING ON SUCCESSORS

This LEASE shall bind the parties’ heirs, successors, and permitted assigns.

36. GOVERNING LAW

This LEASE shall be governed by the laws of the State of New Jersey. Any and all claims made or to be made against LANDLORD based in tort law for damages shall be governed by and subject to the provisions of the New Jersey Tort Claims Act, N.J.S.A. 59:1-1 et seq. Notwithstanding any provision in this LEASE to the contrary, TENANT agrees that any and all claims made or to be made against LANDLORD based in contract law for damages shall be governed by and subject to the provisions of the New Jersey Contractual Liability Act, N.J.S.A. 59:13-1 et seq.

37. DAYS

Unless expressly stated to the contrary, all references to “days” herein shall mean consecutive calendar days.

Lease Agreement between AIM Immunotech Inc. and the New Jersey Economic Development Authority

38. SECURITY DEPOSIT

Upon TENANT’s execution of this LEASE, TENANT shall deposit with LANDLORD a security deposit (“SECURITY DEPOSIT”) in the amount of seventy-three thousand five hundred thirteen dollars and ten cents ($73,513.10) in cash funds (paid by either certified funds, cashier’s check or wire transfer). If an EVENT OF DEFAULT by TENANT exists and is continuing beyond any applicable notice and cure period under this LEASE at any time, LANDLORD may use, apply or retain the whole or any part of the SECURITY DEPOSIT to the extent necessary to cure said EVENT OF DEFAULT. It is understood that the deposit is not to be considered as the last rental payment due under this LEASE. If at any time during the TERM of this LEASE, LANDLORD applies all or a portion of this SECURITY DEPOSIT to cure TENANT’s EVENT OF DEFAULT, TENANT shall repay to LANDLORD within ten (10) business days after demand by LANDLORD in writing any amount necessary to restore the SECURITY DEPOSIT to the full sum set forth above and the failure to do so will constitute an EVENT OF DEFAULT pursuant to Section 16.1(b) hereof. For each month that any amount necessary to restore the SECURITY DEPOSIT to the full sum set forth above is not paid within ten (10) days after the date due, TENANT will pay to LANDLORD as ADDITIONAL RENT a late charge equal to five percent (5%) of the total amount necessary to restore the SECURITY DEPOSIT to the full sum set forth above.

39. POLITICAL CAMPAIGN CONTRIBUTIONS

39.1 For the purpose of this Section 39, the following shall be defined as follows:

a) Contribution means a contribution reportable as a recipient under The New Jersey Campaign Contributions and Expenditures Reporting Act.@ P.L. 1973, c. 83 (C.10:44A-1 et seq.), and implementing regulations set forth at N.J.A.C. 19:25-7 and N.J.A.C. 19:25-10.1 et seq., a contribution made to a legislative leadership committee, a contribution made to a municipal political party committee or a contribution made to a candidate committee or election fund of any candidate for or holder of the office of Lieutenant Governor. Currently, contributions in excess of $300 during a reporting period are deemed “reportable” under these laws.

Lease Agreement between AIM Immunotech Inc. and the New Jersey Economic Development Authority

b) Business Entity

  i. a for-profit entity as follows:

A.	in the case of a corporation: the corporation, any officer of the corporation, and any person or business entity that owns or controls 10% or more of the stock of corporation;
B.	in the case of a general partnership: the partnership and any partner;
C.	in the case of a limited partnership: the limited partnership and any partner;
D.	in the case of a professional corporation: the professional corporation, any shareholder or officer;
E.	in the case of a limited liability company: the limited liability company and any member;
F.	in the case of a limited liability partnership: the limited liability partnership and any partner;
G.	in the case of a sole proprietorship: the proprietor; and
H.	in the case of any other form of entity organized under the laws of this State or other state or foreign jurisdiction: the entity and any principal, officer, or partner thereof;

ii. any subsidiary directly or indirectly controlled by the business entity;

Lease Agreement between AIM Immunotech Inc. and the New Jersey Economic Development Authority

iii. any political organization organized under section 527 of the Internal Revenue Code directly or indirectly controlled by the business entity, other than a candidate committee, election fund, or political party committee; and

iv. with respect to an individual who is included within the definition of business entity the individual, spouse, or civil union partner, and any child residing with the individual, provided, however, that, this Executive Order as hereinafter defined shall not apply to a contribution made by such spouse, civil union partner, or child to a candidate for whom the contributor is entitled to vote or to a political party committee within whose jurisdiction the contributor resides unless such contribution is in violation of section 9 of P.L. 2005, c. 51 (C.19:44A-20.1 et seq.) (“Chapter 51”).

c) PL 2005, C.51 – means Public Law 2005, chapter 51 (C. 19:44A-20.13 through C. 19:44A-20.25, inclusive) which codified ```Executive Order 134, signed by former New Jersey Governor James E. McGreevey on September 22, 2004 as expanded by Executive Order 117 (Gov. Corzine, September 24, 2008).

39.2 The terms, restrictions, requirements and prohibitions set forth in PL 2005, C.51 are incorporated into this LEASE by reference as material terms of this LEASE with the same force and effect as if PL 2005, C.51 were stated herein in its entirety. Compliance with PL 2005, C.51 by TENANT shall be a material term of this LEASE.

Lease Agreement between AIM Immunotech Inc. and the New Jersey Economic Development Authority

39.3 In addition to any other Event of Default specified in this LEASE, LANDLORD shall have the right, but not the obligation, to declare an event of default under this LEASE if: (i) TENANT makes or solicits a Contribution in violation of PL 2005, C.51, (ii) TENANT knowingly conceals or misrepresents a Contribution given or received; (iii) TENANT makes or solicits Contributions through intermediaries for the purpose of concealing or misrepresenting the source of the Contribution; (iv) TENANT makes or solicits any Contribution on the condition or with the agreement that it will be contributed to a campaign committee or any candidate or holder of the public office of Governor, or to any State or county party committee; (v) TENANT engages or employs a lobbyist or consultant with the intent or understanding that such lobbyist or consultant would make or solicit any Contribution, which if made or solicited by TENANT directly, would violate the restrictions of PL 2005, C.51; (vi) TENANT funds Contributions made by third parties, including consultants, attorneys, family members, and employees; (vii) TENANT engages in any exchange of Contributions to circumvent the intent of PL 2005, C.51; (viii) TENANT directly or indirectly through or by any other person or means, does any act which would violate the restrictions of PL 2005, C.51; or (ix) any material misrepresentation exists in any Executive Order Certification and Disclosure which was delivered by TENANT to LANDLORD in connection with this LEASE.

39.4 TENANT hereby acknowledges and agrees that pursuant to PL 2005, C.51, TENANT shall have a continuing obligation to report to the Office of the State Treasurer, EO 134 Review Unit any Contributions it makes during the TERM of this LEASE. If after the COMMENCEMENT DATE, any Contribution is made by TENANT and the Treasurer of the State of New Jersey determines such Contribution to be a conflict of interest in violation of PL 2005, C.51, LANDLORD shall have the right, but not the obligation, to declare this LEASE to be in default.

40. ELECTRONIC SIGNATURES

Pursuant to written policy, LANDLORD allows documents to be signed electronically and hereby agrees to be bound by such electronic signatures. TENANT also agrees to be bound by electronic signatures as a signatory to this LEASE.

41. ENTIRE AGREEMENT

This LEASE contains the entire agreement between the parties about the LEASED PREMISES. Except for the RULES, for which Section 12 hereof controls, this LEASE shall be modified only by a writing signed by both parties.

This LEASE may be executed in any number of counterpart copies, all of which shall have the same force and effect as if all parties hereto had executed a single copy hereof. Facsimile or PDF signatures to this LEASE shall have the same force and effect as “ink” signatures and no “ink” copy of any facsimile or PDF signature is required to bind the party signing by facsimile or PDF to this LEASE.

Lease Agreement between AIM Immunotech Inc. and the New Jersey Economic Development Authority

IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties hereto have caused this LEASE to be executed by their duly authorized representatives as of the day and year first above written.

THE NEW JERSEY ECONOMIC
DEVELOPMENT AUTHORITY, LANDLORD

/s/Juan Burgos	/s/Jorge Santos
WITNESS	SIGNATURE
	NAME:	Jorge Santos
	TITLE:	Chief of Staff

AIM IMMUNOTECH INC., TENANT

/s/ Laurie Santos	/s/Peter W. Rodino
WITNESS	SIGNATURE
	NAME:	Peter W. Rodino, III
	TITLE:	COO

Lease Agreement between AIM Immunotech Inc. and the New Jersey Economic Development Authority

EXHIBIT A-1:	NEW JERSEY BIOSCIENCE CENTER

EXHIBIT A-2:	LEASED PREMISES

The LEASED PREMISES consist of approximately 5,210 RSF which includes the area in grey in the image below plus the TENANT proportionate share of the BUILDING and TENANT SUITE common areas:

EXHIBIT B:	NET RENT

EXHIBIT C:	FAIR MARKET RENT

a)	For purposes of this LEASE, the term “fair market rent” shall be defined for each EXTENDED TERM as the annual fair market rent for leases which have been executed within 365 days immediately preceding TENANT’s written request, as provided in Section 4.1 of the LEASE, for LANDLORD’s determination of the fair market rent for such EXTENDED TERM, in arm’s length transactions without neither the landlord nor the tenant thereunder having any compulsion to rent, having terms of similar length to that of the EXTENDED TERM and demising comparable space to that of the LEASED PREMISES excluding TENANT IMPROVEMENTS and located within a five mile radius of the location of the LEASED PREMISES and evaluated as if the TENANT had maintained the LEASED PREMISES in the condition required by the terms of the LEASE (considering size, use and the improvements in place in such comparable space, and considering any other options of such tenants to extend the term or otherwise), and deducting in a fair and equitable manner all of the actual and projected costs of the landlords thereunder in the negotiation, execution and performance of such leases which are not costs of LANDLORD during the EXTENDED TERM under this LEASE and adding in a fair and equitable manner all of the actual and projected costs of LANDLORD during the EXTENDED TERM under this LEASE which are not costs of the landlords under such leases in the negotiation, execution and performance of such leases, so that LANDLORD shall receive, on a completely “net” basis, the same rental income, including payments of OPERATING EXPENSES, REAL ESTATE TAXES and other formulas or pass-throughs then currently in effect, that it would receive upon a re-letting of the LEASED PREMISES to an independent, unrelated third party for a term equivalent to that of the EXTENDED TERM and expressly including in such determinations all rent concession and TENANT IMPROVEMENT refurbishment allowances.

b)	LANDLORD shall determine the fair market rent for the applicable term and give TENANT notice thereof in each case within thirty (30) days following receipt of written request from TENANT. Should TENANT disagree with LANDLORD’s determination, TENANT may elect, (at TENANT’s sole discretion) by written notice delivered to LANDLORD within thirty (30) days after receipt of LANDLORD’s notice received pursuant to the immediately preceding sentence, to have the fair market rent for such EXTENDED TERM determined by appraisal in accordance with the following procedures, the results of which shall be binding upon both LANDLORD and TENANT. Within ten (10) days after TENANT notifies LANDLORD of TENANT’s election to determine fair market rent by appraisal, each of LANDLORD and TENANT shall, by written notice to the other, designate an appraiser having at least ten (10) years experience as a MAI appraiser doing business in the State of New Jersey. Within ten (10) days following the appointment of the second of such appraisers, the two appraisers so appointed shall select a third appraiser meeting the same requirements as to experience.

c)	In the event that the two appraisers are unable timely to agree upon the third appraiser, then LANDLORD and TENANT shall attempt to agree upon the third appraiser within ten (10) days thereafter, and if they fail to do so the third appraiser shall be an appraiser meeting the qualifications herein set forth and appointed under the commercial arbitration rules of the American Arbitration Association relating to appointment of arbitrators, following application by either party hereto, on notice to the other party hereto, to the American Arbitration Association office in closest proximity to the BUILDING. The three appraisers so chosen shall render their decision as to the fair market rent (as such term is herein defined) within thirty (30) days following the appointment of the third appraiser. Should the three appraisers be unable to agree on the fair market rent, the fair market rent shall be the average of the three respective fair market rents determined by the three appraisers, excluding from such computation, however, any fair market rent which deviates by more than twenty five percent (25%) from the average of the three fair market rents so determined. LANDLORD and TENANT shall each bear their own costs of such appraisal and equally share the cost of the third appraiser and any arbitration hereunder.

EXHIBIT D:	PILOT AGREEMENT

EXHIBIT E:	RULES AND REGULATIONS

1. The entrances, sidewalks, halls, passages, concourses, plaza, lobbies, stairways, and driveways shall not be obstructed by TENANT or used for any purpose other than for ingress to and egress from the LEASED PREMISES or the PROPERTY. The halls, passages, entrances, stairways, balconies and roof are not for the use of the general public, and LANDLORD shall in all cases retain the right to control and prevent access thereto of all persons whose presence in the judgment of LANDLORD shall be prejudicial to the safety, character, reputation, or interest of the PROPERTY or its tenants, provided that nothing herein contained shall be construed to prevent such access to persons with whom TENANT normally deals in the ordinary course of its business unless such persons are engaged in illegal activities.

2. TENANT, its employees, contractors, agents, servants, visitors, and licensees shall not go upon the roof or into mechanical rooms of the BUILDING without the written consent of LANDLORD.

3. The exterior windows and doors that reflect or admit light or air into the LEASED PREMISES or the halls, passageways or other public places in the PROPERTY, shall not be covered or obstructed by TENANT. No showcase or other articles shall be put in front or affixed to any part of the exterior of the BUILDING nor placed in the halls, corridors or vestibules, nor shall any article obstruct any air-conditioning supply or exhaust.

4. No awnings, air conditioning units, fans, aerials, antennas, or other projections or similar devices shall be attached to the BUILDING, regardless of whether inside the BUILDING or on its facade or its roof, without the prior written consent of LANDLORD, not to be unreasonably withheld. No curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window, transom or door of the LEASED PREMISES or the BUILDING without the prior written consent of LANDLORD, not to be unreasonably withheld. All curtains, blinds, shades, screens, and other fixtures must be of a quality, type, design and color, and attached in the manner approved by LANDLORD, not to be unreasonably withheld. All electrical fixtures shall be fluorescent, of a quality, type, design, and color approved by LANDLORD, not to be unreasonably withheld, unless the prior consent of LANDLORD has been obtained for any other lighting or lamping.

5. No TENANT or employees, contractors, agents, servants, visitors, or licensees of TENANT shall sweep or throw or permit to be placed, left or discarded from the LEASED PREMISES any rubbish, paper, articles, objects or other substances into any of the corridors or halls, or out of the doors or stairways of the BUILDING and/or the PROPERTY.

6. TENANT shall at all times keep the LEASED PREMISES neat and orderly.

7. Any TENANT deciding to move any equipment or office furniture into, out of, or within the BUILDING must notify LANDLORD at least one (1) day in advance of intended move. Such notification shall include: (i) the date of the move, and (ii) the time of move (which shall not be during normal working hours without LANDLORD’s consent, not to be unreasonably withheld).

8. TENANT shall not alter any lock or install a new or additional lock or any bolt or other security device on any door of the LEASED PREMISES without prior written consent of LANDLORD, not to be unreasonably withheld. If LANDLORD shall give its consent, TENANT shall in each case furnish LANDLORD with two keys for each such lock and security device.

9. No signs, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by any TENANT on any part of the outside of the LEASED PREMISES or PROPERTY, or on the inside of the LEASED PREMISES without the prior written consent of LANDLORD, not to be unreasonably withheld. In the event of violation of the foregoing by TENANT, LANDLORD may remove same without any liability, and may charge the reasonable expense incurred by such removal to the TENANT or tenants violating this rule. Interior signs on door and directory tablet shall be inscribed, painted or affixed for each tenant by LANDLORD at the reasonable expense of such tenant, and shall be of a size, color and style reasonably acceptable to LANDLORD.

10. LANDLORD shall have the right to prohibit any advertising by TENANT which, in LANDLORD’s reasonable opinion, tends to impair the reputation of the PROPERTY or its desirability as a research park, and upon written notice from LANDLORD, TENANT shall refrain from or discontinue such advertising. In no event shall TENANT, without the prior written consent of LANDLORD, not to be unreasonably withheld, use the name of the PROPERTY or use pictures or illustrations of the PROPERTY in any advertising other than in indicating TENANT’s address.

11. Dock facilities are to be used only for loading and unloading procedures. No PROPERTY parking or storage privileges are extended in docking facilities.

12. Tenant shall not store, either permanently or temporarily, any equipment, supplies, furniture. etc. outside of Tenant’s Leased Premises including but not limited to storage on/in loading docks, mechanical rooms, common areas of the park. or common areas of the buildings without prior written approval by Landlord. Exterior storage of any items by Tenant may require a lease amendment and may incur additional rent charges at Landlord’s discretion.

13. No dumpsters are to be placed at the loading dock without prior notification and approval by LANDLORD, not to be unreasonably withheld.

14. If TENANT desires telecommunications signaling, telephonic, protective alarm, connections, or other such wires, apparatus, or devices, LANDLORD will reasonably direct electricians as to where and how the wires are to be introduced. No boring or cutting for wires or otherwise shall be made without reasonable directions and approval from LANDLORD, not to be unreasonably withheld. All wires must be clearly tagged at the distributing boards and junction boxes, and elsewhere as reasonably required by LANDLORD, with the number of the office/lab to which said wires lead, the purpose of the wires, and the name of the concern, if any, operating or servicing the same.

15. The electrical, mechanical, and telephone closets, water and wash closets, drinking fountains and other plumbing, electrical and mechanical fixtures shall not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, rags, coffee grounds, acids or other substances shall be deposited therein, except that, with respect to TENANT’s engaged in research, laboratory use of acids shall be permitted subject to the applicable sections of the Lease relating to the use of Hazardous Substances. No access to the electrical, mechanical and telephone closets will be permitted without the prior consent of LANDLORD, not to be unreasonably withheld. All damages resulting from any misuse of the fixtures shall be borne by the TENANT who, or whose employees, contractors, agents, servants, visitors or licensees, shall have caused the same. No person shall waste water by interfering or tampering with the faucets or otherwise.

16. TENANT shall not create, execute, or deliver any financing or security agreement of any kind that may be considered or give rise to any lien upon the LEASED PREMISES, or the PROPERTY.

17. Except as otherwise permitted by this Lease, TENANT, any of TENANT’s employees, contractors, agents, servants, visitors, or licensees, shall not at any time use, bring or keep upon the LEASED PREMISES, or the PROPERTY any flammable, combustible, caustic, poisonous or explosive fluid, chemical or substance, or any chemical except such as are components of commercial products not regulated by law in their use or disposal and except such as are normally used (a) by occupants of office buildings for ordinary cleaning and office related supplies in reasonable quantities or (b) in laboratories as permitted by law.

18. No portion of the LEASED PREMISES, or PROPERTY shall be used or occupied at any time for the sale of merchandise, goods or property of any kind at auction or otherwise, or as sleeping or lodging quarters.

19. In the design, layout, construction, renovation, and/or installation of TENANT’s demising walls, partitions, furniture, fixtures, equipment, and all other improvements and betterments of or in the LEASED PREMISES, the specified live load per square foot (100 p.s.f.) shall not be exceeded at any time.

20. TENANT shall not engage or pay any employees on the LEASED PREMISES, except those actually working for such TENANT and TENANT shall not advertise for labor giving an address at said LEASED PREMISES.

21. No bicycles, vehicles, animals, or birds of any kind (other than service or guide animals) shall be brought into or kept by TENANT in the LEASED PREMISES or at the PROPERTY except that (a) bicycles and vehicles may be brought into the PROPERTY, and (b) in the case of laboratories animals and birds permitted by law in the performance of experiments may be kept, provided that (i) the TENANT complies with all applicable laws and Lease provisions relating to the keeping of such animals or birds and (ii) they are kept in a manner that they do not create a nuisance for other tenants in the BUILDING or the PROPERTY.

22. TENANT shall not do or commit, or suffer to be done or committed, any act or thing whereby, or in consequence whereof, the rights of other tenants will be unreasonably obstructed or interfered with, or other tenants will in any other way be unreasonably injured or annoyed, or whereby the BUILDING will be damaged, nor shall TENANT cause or suffer to be caused any noise, vibrations, obnoxious odors, or electronic interference which unreasonably disturbs other tenants, the operation of their equipment or the operation of any equipment in the BUILDING (including, without limitation, radio, television reception). Except as otherwise permitted by the LEASE, TENANT shall not suffer nor permit the LEASED PREMISES or any part thereof to be used in any manner or anything to be done therein nor suffer nor permit anything to be brought into or kept in the LEASED PREMISES which, in the reasonable judgment of LANDLORD, shall in any way materially impair or tend to materially impair the character, reputation, or appearance of the PROPERTY.

23. TENANT shall not serve, nor permit the serving of alcoholic beverages in the LEASED PREMISES unless TENANT shall have procured Host Liquor Liability Insurance, issued by companies and in amounts reasonably satisfactory to LANDLORD, naming LANDLORD as an additional party insured.

24. Except as otherwise explicitly permitted in this LEASE and except for the use of a microwave oven and vending machines or service of soda & snacks, TENANT shall not allow any cooking, the operation or conduct of any restaurant, luncheonette or cafeteria for the sale or service of food or beverages to its employees or to others, install or permit the installation or use of any food, beverage, cigarette, cigar or stamp dispensing machine. No cooking devices of any kind are permitted to be installed inside or out of the LEASED PREMISES including but not limited to propane, charcoal or electric grills or smokers.

25. Any person in the PROPERTY may be subject to identification by employees and agents of LANDLORD. LANDLORD may institute, as it deems necessary for the safety of TENANT and other tenants, security policies with which all persons in or entering the PROPERTY would be required to comply. TENANT shall exercise reasonable precautions to protect property from theft, loss or damage. LANDLORD shall not be responsible for the theft, loss or damage of any property, except if due to LANDLORD’s negligence.

26. LANDLORD shall, in no case, be responsible for the admission or exclusion of any person to or from the BUILDING for access or for invasion, hostile attack, insurrection, mob violence, riot, public excitement or other commotion.

27. TENANT shall as soon as reasonably possible notify LANDLORD of any injury to a person or damage to property regardless of cause within the LEASED PREMISES and all public areas within the BUILDING of which TENANT has knowledge.

28. Canvassing, soliciting, and peddling at the PROPERTY is prohibited and TENANT shall cooperate in preventing the same, and report all such activity to LANDLORD.

29. TENANT, upon the termination of the tenancy, shall deliver to LANDLORD all of the keys, combinations to all locks, of offices, rooms and toilet rooms which shall have been furnished TENANT or which TENANT shall have made, and in the event of loss of any keys so furnished, TENANT shall pay LANDLORD the reasonable cost therefor.

30. These Rules and Regulations shall be read in conjunction with the LEASE and the Exhibits thereto. To the extent these Rules and Regulations are inconsistent with the remainder of the LEASE and Exhibits, the LEASE and other Exhibits shall control.

31. LANDLORD may, by not less than 20 days prior written notice to TENANT, promulgate additional rules and regulations, and/or modifications of the rules and regulations which are, in LANDLORD’s reasonable judgment, desirable for the general safety, comfort and convenience of occupants and tenants at the PROPERTY, provided such rules and regulations do not discriminate against TENANT. All such rules and regulations shall be deemed a part of this LEASE, with the same effect as though written herein.

32. No smoking shall be permitted in the BUILDING. Landlord prohibits smoking throughout the BUILDING. Smokers are permitted to smoke outside the BUILDING in designated areas only. Designated receptacles must be used to properly extinguish cigarettes.

EXHIBIT F:

INTENTIONALLY OMITTED

EXHIBIT F-1:

INTENTIONALLY OMITTED

EXHIBIT G:

INTENTIONALLY OMITTED

EXHIBIT H: SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT

RECORDING REQUESTED BY AND WHEN RECORDED MAIL TO:

(Space Above Line For Recorder’s Use Only)

THIS SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT (this “Agreement”) is effective as of _______, 20-__, by and among ______________(“MORTGAGEE”), ____________________________ (“TENANT”), and the NEW JERSEY ECONOMIC DEVELOPMENT AUTHORITY, a public body corporate and politic under the laws of the State of New Jersey (“LANDLORD”).

W I T N E S S E T H:

WHEREAS, LANDLORD and TENANT have entered into that certain Lease Agreement, dated as of _____ 20__ (collectively, together with any and all amendments thereto, the “Lease”), in connection with those certain building improvements and real leased premises referenced therein and situated in the Township of North Brunswick, County of Middlesex, State of New Jersey, and more particularly described in Exhibit A attached hereto and incorporated herein by this reference (the “LEASED PREMISES”); and

WHEREAS, MORTGAGEE and LANDLORD have entered into or are about to enter into a certain Mortgage and Agreement dated as of ____________ (collectively, together with any and all amendments thereto, the “Mortgage”) encumbering, among other premises, the LEASED PREMISES;

WHEREAS, TENANT desires to be assured of continued occupancy of the LEASED PREMISES under the terms of the Lease; and

WHEREAS, MORTGAGEE, LANDLORD, and TENANT consider this Agreement to be in their mutual best interests in connection with the LEASED PREMISES;

NOW, THEREFORE, in consideration of the promises, covenants, conditions, provisions and agreements set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, MORTGAGEE, LANDLORD, and TENANT hereby represent, acknowledge, covenant and agree as follows:

1. The Lease. The Lease is incorporated into this Agreement for all purposes. Each of LANDLORD and TENANT covenants and represents to MORTGAGEE and to each other that the Lease is in good standing, and in full force and effect without any further modification or amendment as of the date hereof, and that the Lease shall not be terminated or cancelled except as expressly provided in the Lease.

2. Subordination. The Lease and all estates, options and charges therein contained or created thereunder is and shall be subject and subordinate to the lien, operation and effect of the Mortgage and to all renewals, modifications, consolidations, replacements, and extensions thereof.

3. Non-Disturbance. So long as TENANT is not in default (beyond any period(s) given under the Lease to TENANT to cure such default) in (a) the payment of any monetary obligation under the Lease, or (b) the performance of any of the other terms, covenants or conditions with which TENANT is obligated to comply pursuant to the Lease, TENANT’s possession under the Lease and TENANT’s rights and privileges thereunder shall not be altered, terminated, diminished, or interfered with by MORTGAGEE, and accordingly, TENANT’s occupancy shall not be disturbed by MORTGAGEE during the term of the Lease (including any applicable renewal term), except in accordance with the terms of, and LANDLORD’s rights under, the Lease.

4. Recognition and Attornment. If MORTGAGEE succeeds to the interest of LANDLORD in and to the LEASED PREMISES or under the Lease or enters into possession of the LEASED PREMISES, except in accordance with the terms of and LANDLORD’s rights under the Lease, the Lease and all terms therein, and the rights and privileges of TENANT thereunder, shall continue in full force and effect and shall not be altered, terminated, diminished, or interfered with by MORTGAGEE, and TENANT and MORTGAGEE shall be bound to each other under all of the terms, covenants and conditions of the Lease for the balance of the Lease term thereof (including any applicable renewal term), all with the same force and effect as if MORTGAGEE were the landlord under the Lease. In such event, TENANT shall attorn to MORTGAGEE as its landlord, such attornment to be effective and self-operative without the execution of any other instruments on the part of MORTGAGEE or TENANT, immediately upon MORTGAGEE succeeding to the interest of LANDLORD under the Lease; provided, however, that TENANT shall be under no obligation to pay any rent, additional rent or other charges to MORTGAGEE until TENANT receives written notice from MORTGAGEE that it has succeeded to the interest of the LANDLORD under the Lease. LANDLORD hereby authorizes and directs TENANT to deliver such payment to MORTGAGEE upon receipt of such written notice. The respective rights and obligations of TENANT and MORTGAGEE upon such attornment, to the extent of the then remaining balance of the term of the Lease (including any applicable renewal term), shall be and are the same as are then in existence between TENANT and LANDLORD as set forth in the Lease.

5. Rights Under the Lease. If MORTGAGEE shall (a) succeed to the interests of LANDLORD in and to the LEASED PREMISES or under the Lease, or (b) enter into possession of the LEASED PREMISES, MORTGAGEE shall be bound to TENANT under all of the terms, covenants and conditions of the Lease, and TENANT shall, from and after MORTGAGEE’s succession to the interests of LANDLORD in and to the LEASED PREMISES or under the Lease or entry into possession of the LEASED PREMISES, as the case may be, have the same remedies against MORTGAGEE as landlord for the breach of any provision contained in the Lease that TENANT might have had under the Lease against LANDLORD if MORTGAGEE had not succeeded to the interests of LANDLORD in and to the LEASED PREMISES or under the Lease or entered into possession of the LEASED PREMISES, as the case may be.

Additionally, in the event of MORTGAGEE’s (x) succession to LANDLORD’s interests in and to the LEASED PREMISES or under the Lease, or (y) entry into possession of the LEASED PREMISES, TENANT shall be bound to MORTGAGEE under all of the terms, covenants and conditions of the Lease, and MORTGAGEE shall, from and after MORTGAGEE’s succession to the interest of LANDLORD under the Lease or entry into possession of the LEASED PREMISES, as the case may be, have the same rights and remedies against TENANT for the breach of any provision contained in the Lease that LANDLORD might have had under the Lease against TENANT if MORTGAGEE had not succeeded to the interests of LANDLORD in and to the LEASED PREMISES or under the Lease or entered into possession of the LEASED PREMISES, as the case may be.

6. Persons Other Than MORTGAGEE. The recognition, nondisturbance and other covenants herein made by MORTGAGEE for the benefit of TENANT shall be binding upon MORTGAGEE and any person other than MORTGAGEE who may acquire the interest of MORTGAGEE in and to the Mortgage, the LEASED PREMISES and/or the Lease as a result of foreclosure or any sale, assignment or transfer of the Mortgage, the LEASED PREMISES and/or the Lease.

7. Notices. Any notice required or permitted to be delivered hereunder shall be deemed received on the earlier of: (a) the date actually received; (b) three (3) days after such notice is deposited in the United States mail, postage prepaid, certified mail, return receipt requested, addressed to TENANT, LANDLORD or MORTGAGEE, as the case may be, at the address of such party set forth opposite the signature of such party hereto, or such other address as may thereafter be provided in writing to the respective parties; or (c) delivery to the designated address of the addressee set forth below by a third party commercial delivery service. Any notice sent to any party hereunder shall be sent to all other parties hereunder.

8. Counterparts. To facilitate execution, this Agreement may be executed in as many counterparts as may be convenient or required. It shall not be necessary that the signature and acknowledgment of, or on behalf of, each party, or that the signature and acknowledgment of all persons required to bind any party, appear on each counterpart. All counterparts shall collectively constitute a single instrument. It shall not be necessary in making proof of this Agreement to produce or account for more than a single counterpart containing the respective signatures and acknowledgment of, or on behalf of, each of the parties hereto. Any signature and acknowledgment page to any counterpart may be detached from such counterpart without impairing the legal effect of the signatures and acknowledgments thereon and thereafter attached to another counterpart identical thereto except having attached to it additional signature and acknowledgment pages.

9. Severability. If any provision of this Agreement is held to be invalid or unenforceable by a court of competent jurisdiction, such provision shall be deemed modified to the extent necessary to be enforceable, or if such modification is not practicable, such provision shall be deemed deleted from the Agreement and the other provisions of this Agreement shall remain in full force and effect to the maximum extent permitted by law.

10. Entire Agreement. This Agreement contains the sole and entire agreement and understanding between the parties with respect to the subject matter hereof and shall supersede any and all other oral or written agreements between the parties with respect to the subject matter hereof. This Agreement shall be construed in accordance with the laws of the State of New Jersey.

11. No Modification. This Agreement may not be modified orally or in any manner other than by an agreement, in writing, signed by the parties hereto and their respective successors in interest. This Agreement shall inure to the benefit of and be binding upon the parties hereto, their respective successors and assigns.

12. Electronic Signatures. Pursuant to written policy, LANDLORD allows documents to be signed electronically and hereby agrees to be bound by such electronic signatures. MORTGAGEE and TENANT also agree to be bound by electronic signatures as a signatory to this Agreement.

(Signature Page Follows Immediately)

IN WITNESS WHEREOF, the parties hereto have caused this Subordination, Nondisturbance and Attornment Agreement to be duly executed as of the date first above written.

MORTGAGEE’s Address:	MORTGAGEE:

By:
Name:
Title:

with a copy to:

LANDLORD’s Address:	LANDLORD:

Director – Finance & Development,	NEW JERSEY ECONOMIC
Real Estate & Community Development	DEVELOPMENT AUTHORITY, an
New Jersey Economic Development Authority	instrumentality of the State of New Jersey,
P.O. Box 990
Trenton, New Jersey 08625-0990	By:
Name:
Title:

with a copy to:

New Jersey Division of Law
Treasury – Finance and Benefits Section
Hughes Justice Complex
P.O. Box 106
Trenton, New Jersey 08625
Attention: Meredith Friedman, DAG

TENANT’s Address:	TENANT:

with a copy to:	By:
Name:
Title: